Sinclair Knight Merz Management Pty Limited
ACN 087 978 970
Financial report
for the period ended 23 June 2013

Sinclair Knight Merz Management Pty Limited
Directors' declaration
23 June 2013

In the opinion of the directors of Sinclair Knight Merz Management Pty Limited:

(a) the consolidated financial statements and notes set out on pages 1 to 53:

(i)	are not prepared for statutory reporting purposes

(ii)	are prepared in accordance with International Financial Reporting Standards

(iii)	present fairly the consolidated entity's financial position as at 23 June 2013 and of its performance for the period ended on that date, and

(b)	there are reasonable grounds to believe that the Group will be able to pay its debts as and when they become due and payable.

This declaration is made in accordance with a resolution of directors.

/s/ S Rizzuto
S Rizzuto
Director

/s/ P Cassamento
P Cassamento

Director

Sydney
21 February 2014

Sinclair Knight Merz Management Pty Limited ACN 087 978 970
Financial report - 23 June 2013

Contents

Sinclair Knight Merz Management Pty Limited
Consolidated statement of profit or loss and other comprehensive income
For the period ended 23 June 2013

	Notes	2013 $'000	2012 $'000
Revenue from continuing operations	4	1,320,676	1,288,973
blanked
Other income	5	1,178	802
blanked
Employee benefits expenses		(700,085)	(695,785)
Project expenses		(196,062)	(164,437)
Subcontractors fees		(155,475)	(157,285)
Other expenses		(53,299)	(52,075)
Rental and utilities		(46,443)	(46,216)
Depreciation and amortisation expenses	6	(26,887)	(24,973)
Compensation under former age based provisions of the Shareholding Plan	19	(687)	(33,311)
Consultancy fees		(16,813)	(18,540)
Travel and accommodation		(12,791)	(17,442)
Insurance		(11,821)	(9,949)
Foreign exchange gains		73	487
Total expenses		(1,220,290)	(1,219,526)
Finance income, net	6	4,125	1,853
Share of net profit accounted for using the equity method	34	47,960	57,343
Profit before income tax		153,649	129,445
Income tax expense	7	(42,306)	(37,357)
Profit from continuing operations		111,343	92,088
Other comprehensive income
Item that may be reclassified to profit or loss
Exchange differences on translation of foreign operations	25(a)	7,680	(2,205)
Total comprehensive income for the period		119,023	89,883
Blanked
Profit for the period is attributable to:
SKM shareholders at the local holding company level		111,343	92,088

Total comprehensive income for the period is attributable to:
SKM shareholders at the local holding company level		119,023	89,883

The above consolidated statement of profit or loss and other comprehensive income should be read in conjunction with the accompanying notes.

Sinclair Knight Merz Management Pty Limited
Consolidated statement of financial position
As at 23 June 2013

	Notes	2013 $'000	2012 $'000
ASSETS
Current assets
Cash and cash equivalents	8	240,634	218,240
Investments in term deposits		5,000	-
Trade and other receivables	9	171,620	195,036
Costs and accrued revenue in excess of billings on contracts in progress	10	110,140	103,862
Current tax receivables		1,450	985
Other current assets	11	25,303	30,078
Total current assets		554,147	548,201

Non-current assets
Investments accounted for using the equity method	12	-	-
Other investments		-	59
Plant and equipment	13	55,365	60,413
Deferred tax assets	14	19,151	24,627
Intangible assets net of accumulated amortisation	15	103,536	105,372
Capitalised lease incentive	16	3,414	4,548
Other non-current assets		518	1,010
Total non-current assets		181,984	196,029

Total assets		736,131	744,230

LIABILITIES
Current liabilities
Trade and other payables	17	109,763	109,156
Billings in excess of costs and accrued revenue on contracts in progress		43,709	59,450
Borrowings	18	32,302	58,096
Employee benefits		104,739	109,376
Other provisions	19	18,639	47,966
Current tax liabilities	20	2,843	8,079
Deferred lease incentive		1,571	1,430
Deferred consideration on business combinations		1,333	1,986
Total current liabilities		314,899	395,539

Non-current liabilities
Borrowings	21	24,540	2,855
Employee benefits		15,976	16,335
Other provisions	23	1,520	1,281
Deferred tax liabilities	22	2,421	1,266
Deferred lease incentive		3,851	5,279
Deferred consideration on business combinations		2,067	1,897
Total non-current liabilities		50,375	28,913

Total liabilities		365,274	424,452

Net assets		370,857	319,778

The above consolidated statement of financial position should be read in conjunction with the accompanying notes.

Sinclair Knight Merz Management Pty Limited
Consolidated statement of financial position
As at 23 June 2013
(continued)

	Notes	2013 $'000	2012 $'000
EQUITY
Reserves	25(a)	(5,478)	(13,158)
Interest of SKM shareholders with equity holdings at the local holding company level underneath SKMM in the Group Structure		376,334	332,935
		370,856	319,777
Outside equity interest		1	1
Total equity		370,857	319,778

The above consolidated statement of financial position should be read in conjunction with the accompanying notes.

Sinclair Knight Merz Management Pty Limited
Consolidated statement of changes in equity
For the period ended 23 June 2013

	Notes	Contributed equity $'000	Reserves $'000	SKM Shareholders with interests at the local holding company level $'000	Interest of SKM Group Shareholders $'000	Outside equity interest $'000	Total $'000
Balance at 27 June 2011		-	(10,953)	318,637	307,684	1	307,685
Profit for the period		-	-	92,088	92,088	-	92,088
Other comprehensive income:
Exchange differences on translation of foreign operations	25	-	(2,205)	-	(2,205)	-	(2,205)
Total comprehensive income for the period		-	(2,205)	92,088	89,883	-	89,883
Transactions with owners in their capacity as owners:
Contributions of equity, net of transaction costs		-	-	1769	1,769	-	1,769
Buy-back of shares	24(d)	-	-	(3,969)	(3,969)	-	(3,969)
Dividends provided for or paid	27(a)	-	-	(75,590)	(75,590)	-	(75,590)
		-	-	(77,790)	(77,790)	-	(77,790)
Balance at 23 June 2012		-	(13,158)	332,935	319,777	1	319,778

Profit for the period		-	-	111,343	111,343	-	111,343
Other comprehensive income:
Exchange differences on translation of foreign operations	25	-	7,680	-	7,680	-	7,680
Total comprehensive income for the period		-	7,680	111,343	119,023	-	119,023
Transactions with owners in their capacity as owners:
Contributions of equity, net of transaction costs		-	-	-	-	-	-
Buy-back of shares	24(d)	-	-	(86)	(86)	-	(86)
Dividends provided for or paid	27(a)	-	-	(67,858)	(67,858)	-	(67,858)
		-	-	(67,944)	(67,944)	-	(67,944)
Balance at 23 June 2013		-	(5,478)	376,334	370,856	1	370,857

The above consolidated statement of changes in equity should be read in conjunction with the accompanying notes.

Sinclair Knight Merz Management Pty Limited
Consolidated statement of cash flows
For the period ended 23 June 2013

	Notes	2013 $'000	2012 $'000
Cash flows from operating activities
Receipts from customers (inclusive of goods and services tax)		1,558,473	1,554,984
Payments to suppliers and employees (inclusive of goods and services tax)		(1,365,903)	(1,378,011)
Compensation under former age based provisions of the Shareholding Plan		(33,998)	-
Interest received		8,453	7,572
Income taxes paid		(38,320)	(43,267)
Net cash inflow from operating activities	36	128,705	141,278
Cash flows from investing activities
(Payment) receipt for short-term investments, net of proceeds on investment realisation		(5,000)	20,000
Payments for plant and equipment	13	(13,347)	(15,066)
Payments for software	15	(3,432)	(9,693)
Proceeds from sale of plant and equipment		1,645	1,682
Proceeds from sale of investments		56	-
Payments for acquisition of business, net of cash acquired		-	(20,163)
Acquisition related costs		-	(2,001)
Payments for deferred consideration		(2,046)	(250)
Dividends received		1	1
Net cash (outflow) from investing activities		(22,123)	(25,490)
Cash flows from financing activities
(Redemption) proceeds from issues of shares capital		(86)	1,769
Payments for share buy-back		-	(3,969)
Interest paid	6	(4,329)	(5,720)
Proceeds from borrowings		1,554	17,499
Repayment of borrowings		(10,685)	(11,012)
Finance lease payments		(4,335)	(4,201)
Dividends paid to shareholders	27	(67,858)	(75,590)
Net cash (outflow) from financing activities		(85,739)	(81,224)
Net increase in cash and cash equivalents		20,843	34,564
Cash and cash equivalents at the beginning of the financial year		218,069	183,505
Cash and cash equivalents at end of period	8	238,912	218,069

The above consolidated statement of cash flows should be read in conjunction with the accompanying notes.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

1 Summary of significant accounting policies

The financial report includes financial statements for the consolidated entity consisting of Sinclair Knight Merz Management Pty Limited and its subsidiaries and the consolidated entity's interest in jointly controlled entities and equity accounted associates.

The Group is a for-profit entity and primarily is involved in the provision of engineering and technology consulting services.

The principal accounting policies adopted in the preparation of the financial report are set out below. These policies have been consistently applied to all the periods presented, unless otherwise stated.

(a)	Basis of preparation
The financial report has been prepared in accordance with the International Financial Reporting Standards (‘IFRS’)as issued by the International Accounting Standards Board (‘IASB’).

The consolidated financial report was authorised for issue by the directors on 21 February 2014.

(i)	New and amended standards adopted by the Group
None of the new standards and amendments to standards that are mandatory for the first time for the financial period beginning 25 June 2012 affected any of the amounts recognised in the current period or any prior period and are not likely to affect future periods. However, amendments made to IAS 1 Presentation of Financial Statements effective 1 July 2012 now require the statement of comprehensive income to show the items of comprehensive income grouped into those that are not permitted to be reclassified to profit or loss in a future period and those that may have to be reclassified if certain conditions are met.

(ii)	Historical cost convention
The consolidated financial report has been prepared under the historical cost convention except that the following assets and liabilities are stated at their fair value: derivative financial instruments.

(iii)	Critical accounting estimates
The preparation of financial statements requires the use of certain critical accounting estimates and assumptions. It also requires management to exercise judgments that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised and in any future periods affected.

In particular, information about significant areas of estimation uncertainty and critical judgments in applying accounting policies that have the most significant effect on the amount recognised in the financial statements are described in the following notes:

Notes 19, 23 and 29 - provisions and contingencies; and

Note 15 - measurement of the recoverable amounts of cash generating units.

(b)	Principles of consolidation
(i)	Business combinations
The Group applies the acquisition method to all business combinations. All payments to purchase a business are recorded at fair value at the acquisition date, with contingent payments classified as debt subsequently remeasured through the income statement. All acquisition related costs are expensed.

The excess of the consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition date fair value of any previous equity interest in the acquiree over the fair value of the Group's share of the net identifiable assets acquired is recorded as goodwill. If those amounts are less than the fair value of the net identifiable assets of the subsidiary acquired and the measurement of all amounts has been reviewed, the difference is recognised directly in profit or loss as a bargain purchase.

Non-controlling interests in an acquiree are recognised either at fair value or at the non-controlling interest's proportionate share of the acquiree's net assets. This decision is made on an acquisition by acquisition basis.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013

1 Summary of significant accounting policies (continued)

(b)	Principles of consolidation (continued)
(i)	Business combinations (continued)
If the Group recognises acquired deferred tax assets after the initial acquisition accounting the recognition of the deferred tax asset will increase the Group's net profit after tax.

The effects of all transactions with non-controlling interests are recorded in equity if there is no change in control and these transactions will not result in goodwill or gains and losses.

Upon the loss of control, the Group derecognises the assets and liabilities of the subsidiary. Any surplus or deficit arising on the loss of control is recognised in profit or loss. If the Group retains any interest in the previous subsidiary, then such interest is measured at fair value at the date that control is lost. Subsequently it is accounted for as an equity accounted investee or as an available for sale financial asset depending on the level of influence retained.

Excess losses are allocated by the Group to the non-controlling interest in its subsidiaries even if the accumulated losses should exceed the non-controlling interest in the subsidiary's equity.

All dividends received from investments in subsidiaries, jointly controlled entities or associates to be recognised as revenue even if they are paid out of pre-acquisition profits. However, the investment may need to be tested for impairment as a result of the dividend payment.

(ii)	Subsidiaries
Subsidiaries are entities controlled by the Group. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

Investments in subsidiaries are carried at their cost of acquisition in the Company’s financial statements.
Non-controlling interests in the results and equity of subsidiaries are shown separately in the consolidated statement of profit and loss and other comprehensive income, statement of changes in equity and the consolidated statement of financial position respectively.

(iii)	Associates and jointly controlled entities (equity accounted investees)
Associates are all entities over which the Group has significant influence but not control or joint control over the financial and operating policies. Significant influence is generally presumed to exist when the Group holds between 20 and 50 percent of the voting power of another entity.

Jointly controlled entities are those entities over whose activities the Group has joint control, established by contractual agreement and requiring unanimous consent for strategic financial and operating decisions.

Investments in associates and jointly controlled entities are accounted for using the equity method of accounting, after initially being recognised at cost. The Group's cost of investment includes goodwill identified on acquisition as well as transaction costs.

The Group's share of its post-acquisition profits or losses is recognised in profit or loss, and its share of post-acquisition other comprehensive income is recognised in other comprehensive income, from the date that significant influence or joint control commences until the date that significant influence or joint control ceases. The cumulative post-acquisition movements are adjusted against the carrying amount of the investment. Dividends receivable are recognised as reduction in the carrying amount of the investment.

When the Group's share of losses equals or exceeds its interest in the associate, including any other unsecured long-term receivables, the Group does not recognise further losses, unless it has incurred obligations or made payments on behalf of the investee.

Unrealised gains on transactions between the Group and its associates and jointly controlled entities are eliminated to the extent of the Group's interest in the investee. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Accounting policies of the investees have been changed where necessary to ensure consistency with the policies adopted by the Group.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013

1 Summary of significant accounting policies (continued)

(b)	Principles of consolidation (continued)
(iii)	Associates and jointly controlled entities (equity accounted investees) (continued)
When the Group's share of losses equals or exceeds its interest in the associate, including any other unsecured long-term receivables, the Group does not recognise further losses, unless it has incurred obligations or made payments on behalf of the investee.
Unrealised gains on transactions between the Group and its associates and jointly controlled entities are eliminated to the extent of the Group's interest in the investee. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Accounting policies of the investees have been changed where necessary to ensure consistency with the policies adopted by the Group.

(iv)	Jointly controlled operations
A jointly controlled operation is a joint operations carried on by each joint operator using its own assets in pursuit of the joint operations. The consolidated financial statements include the assets that the Group controls and the liabilities that it incurs and its share of the income that it earns from the joint operation. Details relating to these partnerships are set out in note 34.

(v)	Transactions eliminated on consolidation and equity accounted investees
Intercompany transactions, balances and unrealised gains on transactions between Group companies are eliminated in preparing the consolidated financial statements. Unrealised losses are also eliminated unless the transaction provides evidence of the impairment of the asset transferred. This practice is consistently applied by the Group.

(c)	Functional and presentation currency
(i)	Functional and presentation currency
Items included in the financial statements of each of the Group's operations are measured using the currency of the primary economic environment in which each entity in the Group operates ('the functional currency'). The consolidated financial statements are presented in Australian dollars, which is the Group's presentation currency.

(ii)	Transactions and balances
Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at balance sheet date are translated to each subsidiaries functional currency at the foreign exchange rate ruling at that date.

Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in profit or loss, except when they are deferred in equity as qualifying cash flow hedges or are attributable to part of the net investment in a foreign operation.
Foreign exchange gains and losses are presented in the consolidated income statement on a net basis within other income or other expenses.
Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are translated to each subsidiary’s functional currency at foreign exchange rates ruling at the dates the fair value was determined.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013

1 Summary of significant accounting policies (continued)

(c)	Functional and presentation currency (continued)
(iii)	Group Companies
The results and financial position of foreign operations (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•	assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet
•
income and expenses for each consolidated income statement and consolidated statement of comprehensive income are translated at average exchange rates (unless this is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the dates of the transactions), and

•	all resulting exchange differences are recognised in other comprehensive income.

On consolidation, exchange differences arising from the translation of any net investment in foreign entities, and of borrowings and other financial instruments designated as hedges of such investments, are recognised in other comprehensive income. When a foreign operation is sold or any borrowings forming part of the net investment are repaid, the associated exchange differences are reclassified to profit or loss, as part of the gain or loss on sale.

Goodwill and fair value adjustments arising on the acquisition of a foreign operation are treated as assets and liabilities of the foreign operation and translated at the closing rate.

(d)	Reporting period
The reporting period is for the 52 week period ended 23 June 2013, with comparatives as at and for the 52 week period ended 24 June 2012.

(e)	Comparative amounts
Where necessary, comparative figures have been reclassified to conform to the changes in presentation made in the financial statements.

(f)	Rounding of amounts
Amounts in the consolidated financial statements have been rounded off to the nearest thousand dollars, unless otherwise stated.

(g)	Revenue recognition
Revenue from the rendering of a service is recognised upon the delivery of the service to clients and takes into account the stage of completion of the underlying contract. The stage of completion is assessed by reference to hours incurred to total forecast hours on chargeable projects. No revenue is recognised if there are significant uncertainties regarding recovery of the consideration due. An expected loss on the project is recognised immediately in the profit or loss. Project expenses where the entity holds principal risk are included in revenues.

All revenue is stated net of the amount of the Goods and Services Tax (GST) or Value Added Tax (VAT).

(i)	Dividends
Dividends are recognised as revenue when the right to receive payment is established. This applies even if they are paid out of pre-acquisition profits. However, the investment may need to be tested for impairment as a consequence, refer note 1(o).

(h)	Net financial income
Net financial income comprises interest payable on borrowings calculated using the effective interest rate method, interest receivable on funds invested, dividend income and gains and losses on hedging instruments that are recognised

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013

1 Summary of significant accounting policies (continued)

(h)	Net financial income
in the profit or loss (see accounting policy (p)). Borrowing costs, where not related to qualifying assets, are expensed as incurred and included in net financing income.

Interest income is recognised in the profit or loss as it accrues, using the effective interest rate method. The interest expense component of finance lease payments is recognised in the profit or loss using the effective interest rate method.

(i)	Income tax
Income tax on the profit or loss for the periods presented comprises current and deferred tax. Income tax is recognised in the profit or loss except to the extent that it relates to items recognised directly in equity, in which case it is recognised in equity.

Current tax is the expected tax payable on the taxable income for the period, using tax rates enacted or substantially enacted at the balance sheet date, and any adjustment to tax payable in respect of previous periods.

Deferred tax is recognised using the balance sheet method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the balance sheet date.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realised simultaneously.
A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realised.
Tax consolidation legislation

The Company and its wholly owned Australian resident entities have formed a tax consolidated group with effect from 7 July 2003 and are therefore taxed as a single entity from that date. The head entity within the tax consolidated group is Sinclair Knight Merz Holdings Limited.

Current tax expense/income, deferred tax liabilities and deferred tax assets arising from temporary differences of the members of the tax consolidated group are recognised in the separate financial statements of the members of the tax consolidated group using the ‘stand alone taxpayer’ approach by reference to the carrying amounts in the separate financial statements of each entity and the tax values applying under tax consolidation.

Current tax liabilities and assets and deferred tax assets arising from unused tax losses and tax credits of the members of the tax consolidated group are recognised by the Company (as head entity in the tax consolidated group). Deferred tax assets and deferred tax liabilities are measured by reference to the carrying amounts of the assets and liabilities in the Company’s balance sheet and their tax values applying under tax consolidation.

Any current tax liabilities (or assets) and deferred tax assets arising from unused tax losses assumed by the head entity from the subsidiaries in the tax consolidated group are recognised as amounts receivable or payable to other entities in the tax consolidated group in conjunction with any tax funding arrangement amounts.

The Company recognises deferred tax assets arising from unused tax losses of the tax consolidated group to the extent that it is probable that future taxable profits of the tax consolidated group will be available against which the asset can be utilised.

Any subsequent period adjustments to deferred tax assets arising from unused tax losses assumed from subsidiaries are recognised by the head entity only.

Nature of tax funding arrangements
The members of the tax consolidated group have entered into a tax funding arrangement which sets out the funding obligations of members of the tax consolidated group in respect of tax amounts. The tax funding arrangements

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013

1 Summary of significant accounting policies (continued)

(i)	Income tax (continued)
require payments to/from the head entity equal to the current tax liability/ (asset) assumed by the head entity and any tax loss deferred tax asset assumed by the head entity, resulting in the head entity recognising an inter entity receivable/ (payable) in amount to the tax liability/ (asset) assumed. The inter-entity receivable/ (payable) is at call.

The head entity recognises the assumed current tax amounts as current tax liabilities (assets), adding to its own current tax amounts, since they are also due to or from the same taxation authority. The current tax liabilities (assets) are equivalent to the tax balances generated by external transactions entered into by the tax consolidated group. Contributions to fund the current tax liabilities are payable as per the tax funding arrangement and reflect the timing of the head entity’s obligation to make payments for tax liabilities to the relevant tax authorities.

(j)	Goods and Services Tax (GST)
Revenues, expenses and assets are recognised net of the amount of associated GST, unless the GST incurred is not recoverable from the taxation authority. In these circumstances the GST is recognised as part of the cost of acquisition of the asset or as part of an item of expense.
Receivables and payables in the balance sheet are stated inclusive of the amount of GST receivable or payable. The net amount of GST recoverable from, or payable to, the taxation authority is included with other receivables or payables in the consolidated balance sheet.
Cash flows are included in the Statement of cash flows, presented on a gross basis. The GST components of cash flows arising from investing or financing activities which are recoverable from, or payable to the taxation authority, are presented as operating cash flows.

(k)	Segment reporting
Operating segments are determined and reported in a manner consistent with the internal reporting provided to the chief operating decision makers. The chief operating decision makers, who are responsible for allocating resources and assessing performance of the operating segments, has been identified as the management executive committee. The management executive committee currently consists of the Chief Executive Officer, the Chief Operating Officer, their direct reports and the Chief Financial Officer.

An operating segment is a distinguishable component of the consolidated entity that is engaged in providing services (business segment), or in providing services within a particular economic environment (geographical segment), which is subject to risks and rewards that are different from those of other segments.

(l)	Cash and cash equivalents
Cash and cash equivalents comprises cash balances and call deposits/money market instruments, with maturities less than 90 days. Bank overdrafts that are repayable on demand and form an integral part of the consolidated entity’s cash management are included as a component of cash and cash equivalents for the purpose of the statements of cash flows.

Bank overdrafts are included within interest bearing liabilities in current liabilities on the statement of financial position.

(m)	Trade receivables
Trade receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less provision for impairment. Trade receivables are generally due for settlement within 14 days.
Collectability of trade receivables is reviewed on an ongoing basis. Debts which are known to be uncollectible are written off by reducing the carrying amount directly. An allowance account (provision for impairment of trade receivables) is used when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganisation, and default or delinquency in payments are considered indicators that the trade receivable is impaired. The amount of the impairment allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate. Cash flows relating to short term receivables are not discounted if the effect of discounting is immaterial.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013

1 Summary of significant accounting policies (continued)

(m)	Trade receivables (continued)

The amount of the impairment loss is recognised in profit or loss within other expenses. When a trade receivable for which an impairment allowance had been recognised becomes uncollectible in a subsequent period, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against other expenses in the statement of comprehensive income.

(n)	Costs and accrued revenue in excess of billings on contracts in progress
Work in progress from technology consulting services is brought to account on the basis of time charged, at its net realisable value, after assessing the stage of completion of the related contract. Billings in advance for work in progress are included in current liabilities - “billings in excess of costs and accrued revenue on contracts in progress”.

(o)	Investments and other financial instruments
Classification
The Group classifies its financial assets in the following categories: financial assets at fair value through profit or loss, loans and receivables, held-to-maturity investments and available-for-sale financial assets. The classification depends on the purpose for which the investments were acquired. Management determines the classification of its investments at initial recognition and, in the case of assets classified as held-to-maturity, re-evaluates this designation at the end of each reporting date.

(i)	Non-derivative financial assets
The Group initially recognises loans and receivables and deposits on the date that they are originated. All other financial assets (including assets designated at fair value through profit or loss) are recognised initially on the trade date at which the Group becomes a party to the contractual provisions of the instrument.

The Group derecognises a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in transferred financial assets that is created or retained by the Group is recognised as a separate asset or liability.

Financial assets and liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Group has a legal right to offset the amounts and intends either to settle on a net basis or to realise the asset and settle the liability simultaneously.

(ii)	Loans and receivables
Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are recognised initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition loans and receivables are measured at amortised cost using the effective interest method, less any impairment losses. They are included in current assets, except for those with maturities greater than 12 months after the reporting period which are classified as non-current assets. Loans and receivables are included in trade and other receivables (note 9).
Impairment
The Group assesses at the end of each reporting period whether there is objective evidence that a financial asset or group of financial assets is impaired.

A financial asset is considered to be impaired if objective evidence indicates that one or more events have had a negative effect on the estimated future cash flows of that asset.

Objective evidence that financial assets are impaired can include default or delinquency by a debtor, restructuring of an amount due to the Group on terms that the Group would not consider otherwise, indications that a debtor or issuer will enter bankruptcy, the disappearance of an active market for a security.

The Group considers evidence of impairment for financial assets at a specific asset level. All individually significant financial assets are assessed for specific impairment.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013

1 Summary of significant accounting policies (continued)

(o)	Investments and other financial instruments (continued)
An impairment loss in respect of a financial asset measured at amortised cost is calculated as the difference between its carrying amount, and the present value of the estimated future cash flows discounted at the original effective interest rate. An impairment loss in respect of an available for sale financial asset is calculated by reference to its current fair value.
Impairment of receivables is not recognised until objective evidence is available that a loss event has occurred. Receivables are individually assessed for impairment.

All impairment losses are recognised in profit or loss. Any cumulative loss in respect of an available for sale financial asset recognised previously in equity is transferred to the profit or loss.

An impairment loss is reversed if the reversal can be related objectively to an event occurring after the impairment loss was recognised. For financial assets measured at amortised cost and available for sale financial assets that are debt securities, the reversal is recognised in profit or loss.

(i)	Non-derivative financial liabilities
The Group initially recognises debt securities issued and subordinated liabilities on the date that they are originated. All other financial liabilities (including liabilities designated at fair value through profit or loss) are recognised initially on the trade date at which the Group becomes a party to the contractual provisions of the instrument. The Group derecognises a financial liability when its contractual obligations are discharged or cancelled or expire. Financial assets and liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Group has a legal right to offset the amounts and intends either to settle on a net basis or to realise the asset and settle the liability simultaneously.

The Group has the following non-derivative financial liabilities: loans and borrowings, bank overdrafts and trade and other payables.

Such financial liabilities are recognised initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition these financial liabilities are measured at amortised cost using the effective interest rate method.

(p)	Derivatives and hedging activities
The Group holds derivative financial instruments to hedge its foreign currency and interest rate risk exposure.

Embedded derivatives are separated from the host contract and accounted for separately if the economic characteristics and risks of the host contract and the embedded derivative are not closely related, a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative, and the combined instrument is not measured at fair value through profit or loss.

Derivatives are initially recognised at fair value on the date a derivative contract is entered into. Attributable transaction costs are recognised in profit or loss when incurred.

Derivatives are subsequently remeasured to their fair value at the end of each reporting period. The accounting for subsequent changes in fair value depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged.

The Group designates certain derivatives as hedges of a particular risk associated with the cash flows of recognised assets and liabilities and highly probable forecast transactions (cash flow hedges).

The Group documents at the inception of the hedging transaction the relationship between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions.
The fair values of various derivative financial instruments used for hedging purposes are disclosed in note 2(a). Movements in the hedging reserve in shareholder's equity are shown in note 25.

Economic hedges
The consolidated entity uses derivative financial instruments to hedge its exposure to foreign exchange and interest rate risks arising from operational and financing activities. In accordance with its treasury policy, the consolidated entity does not hold or issue derivative financial instruments for trading purposes.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013

1 Summary of significant accounting policies (continued)

(p)	Derivatives and hedging activities (continued)
Hedge accounting is not applied to derivative instruments that economically hedge monetary asset and liabilities denominated in foreign currencies. The future value of forward exchange contracts is their quoted market price at the balance date.

(i)	Derivatives that do not qualify for hedge accounting
Certain derivative instruments do not qualify for hedge accounting. Changes in the fair value of any derivative instrument that does not qualify for hedge accounting are recognised immediately in profit or loss and are included in other income or other expenses.

(q)	Fair value estimation
A number of the Group’s accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities. Fair values have been determined for measurement and / or disclosure purposes based on the following methods. Where applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

(i)	Plant and equipment
The fair value of plant and equipment recognised as a result of a business combination is based on market values. The market value of items of plant, equipment, fixtures and fittings is based on the quoted market prices for similar items.

(ii)	Derivatives
The fair value of forward exchange contracts is based on their listed market price, if available. If a listed market price is not available, then fair value is estimated by discounting the difference between the contractual forward price and the current forward price for the residual maturity of the contract using a risk free interest rate (based on government bonds).

Fair values reflect the credit risk of the instrument and include adjustments to take account of the credit risk of the Group entity and counterparty when appropriate.

(iii)	Non-derivative financial liabilities
Fair value, which is determined for disclosure purposes, is calculated based on the present value of future principal and interest cash flows, discounted at the market rate of interest at the reporting date. For finance leases the market rate of interest is determined by reference to similar lease agreements.

(iv)	Financial guarantees
For financial guarantee contract liabilities, the fair value at initial recognition is determined using a probability weighted discounted cash flow approach. This method takes into account the probability of default by the guaranteed party over the term of the contact, the loss given default (being the proportion of the exposure that is not expected to be recovered in the event of default) and exposure at default (being the maximum loss at the time of default).

(v)	Contingent consideration
The fair value of contingent consideration is calculated using the income approach based on the expected payment amounts and their associated probabilities (i.e. probability weighted). Since the contingent consideration is long term in nature, it is discounted to present value.

(r)	Leases
Leases of plant and equipment where the Group, as lessee, has substantially all the risks and rewards of ownership are classified as finance leases (note 13). Finance leases are capitalised at the lease’s inception at the fair value

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013

1 Summary of significant accounting policies (continued)

(r)	Leases (continued)
of the leased plant and equipment or, if lower, the present value of the minimum lease payments. The corresponding rental obligations, net of finance charges, are included in short term and long term borrowings. Each lease payment is allocated between the liability and finance cost. The finance cost is charged to the income statement over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. The plant and equipment acquired under finance leases is depreciated over the shorter of the asset’s useful life and the lease term.

Leases in which a significant portion of the risks and rewards of ownership are not transferred to the Group as lessee are classified as operating leases (note 30). Payments made under operating leases (net of any incentives received from the lessor) are charged to the profit or loss on a straight line basis over the period of the lease.
Capitalised lease incentive
The consolidated entity has entered into an operating lease agreement where the incentive afforded under the agreement is the provision of a fit out at the landlord’s cost. The consolidated entity has capitalised this incentive and will amortise this asset over the shorter of the remaining useful life of the asset once the fit out is installed and ready for use or the lease term. Furthermore the consolidated entity has recognised a deferred lease incentive liability associated with the agreement, which will be brought to account as a reduction in rental expense over the term of the lease.
Determining whether an arrangement contains a lease
At inception of an arrangement, the Group determines whether such an arrangement is or contains a lease. A specific asset is the subject of a lease if fulfillment of the arrangement is dependent on the use of that specified asset.

An arrangement conveys the right to use the asset if the arrangement conveys to the Group the right to control the use of the underlying asset. At inception or upon reassessment of the arrangement, the Group separates payments and other consideration required by such an arrangement into those for the lease and those for other elements on the basis of their relative fair values.

If the Group concludes for a finance lease that it is impracticable to separate the payments reliably, an asset and a liability are recognised at an amount equal to the fair value of the underlying asset. Subsequently the liability is reduced as payments are made and an imputed finance charge on the liability is recognised using the Group's incremental borrowing rate.

(s)	Plant and equipment
Owned assets
Items of plant and equipment are stated at cost or deemed cost less accumulated depreciation (see below) and impairment losses (see accounting policy (u)).

Cost includes expenditures that are directly attributable to the acquisition of the asset. The cost of self-constructed assets includes the cost of materials and direct labour, any other costs directly attributable to bringing the asset to a working condition for its intended use, and the costs of dismantling and removing the items and restoring the site on which they are located. Purchased software that is integral to the functionality of the related equipment is capitalised as part of that equipment.

The Group capitalises borrowing costs directly attributable to the acquisition of a qualifying asset as part of the cost of that asset.

Gains and losses on disposal of an item of plant and equipment are determined by comparing the proceeds from disposal with the carrying amount of plant and equipment and are recognised net within “other income” in profit or loss. When revalued assets are sold, the amounts included in the revaluation reserve are transferred to retained earnings.
Subsequent costs
The consolidated entity recognises in the carrying amount of an item of plant and equipment the cost of replacing part of such an item when that cost is incurred if it is probable that the future economic benefits embodied within the item will flow to the consolidated entity and the cost of the item can be measured reliably. All other costs are recognised in the profit or loss as an expense as incurred.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013

1 Summary of significant accounting policies (continued)

(s)	Plant and equipment (continued)
Depreciation
Depreciation is charged to the profit or loss on a straight line basis over the estimated useful lives of each part of an item of plant and equipment. The estimated useful lives in the current and comparative periods for plant and equipment are between 2.5 years to 20 years.The residual value, the useful life and the depreciation method applied to an asset are reassessed at least annually.

Refer note (r) for depreciation policy on leased assets.

(t)	Intangible assets
(i)	Goodwill
Goodwill represents the excess of the cost of an acquisition over the fair value of the Group’s share of the net identifiable assets of the acquired businesses, subsidiaries, associates or joint ventures at the date of acquisition. Goodwill on acquisition is included in intangible assets. Goodwill is not amortised. Instead, goodwill is tested for impairment annually, or more frequently if events or changes in circumstances indicate that it might be impaired, and is carried at cost less accumulated impairment losses. Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold.

Goodwill is allocated to cash generating units for the purpose of impairment testing note (u).

(ii)	IT development and software
Costs incurred in developing products or systems and costs incurred in acquiring software and licenses that will contribute to future period financial benefits through revenue generation and/or cost reduction are capitalised to software and systems. Costs capitalised include external direct costs of materials and service, direct payroll and payroll related costs of employees’ time spent on the project. Amortisation is calculated on a straight line basis over periods generally ranging from 1 to 10 years.

IT development costs include only those costs directly attributable to the development phase and are only recognised following completion of technical feasibility and where the Group has an intention and ability to use the asset.

(iii)	Tradenames and licenses
Tradenames and licences have a finite useful life and are carried at cost less accumulated amortisation and impairment losses. Amortisation is calculated using the straight-line method to allocate the cost of tradenames and licences over their estimated useful lives, which vary from 3 to 5 years.

(iv)	Backlog and client relationships
Backlog and customer relationships acquired as part of a business combination are recognised separately from goodwill. They are carried at their fair value at the date of acquisition less accumulated amortisation and impairment losses. Amortisation is calculated based on the timing of projected cash flows of the contracts over their estimated useful lives, which currently vary from 1 to 10 years.

(v)	Research and development
Expenditure on research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, is recognised in profit or loss when incurred.

Development activities involve a plan or design for the production of new or substantially improved products and processes. Development expenditure is capitalised only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Group intends to and has sufficient resources to complete development and to use or sell the asset. The expenditure capitalised includes the cost of materials, direct labour and overhead costs that are directly attributable to preparing the asset for its intended use. Other development expenditure is recognised in profit or loss when incurred.

Capitalised development expenditure is measured at cost less accumulated amortisation and accumulated impairment losses.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013

1 Summary of significant accounting policies (continued)

(t)	Intangible assets (continued)
Amortisation methods, useful lives and residual values are reviewed at each financial year end and adjusted if appropriate.

(vi)	Other intangible assets
Other intangible assets that are acquired by the consolidated entity are stated at cost less accumulated amortisation and impairment losses.

(u)	Impairment of assets
Goodwill and intangible assets are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. Other assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

An impairment loss is recognised for the amount by which the asset's carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset's fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash inflows which are largely independent of the cash inflows from other assets or groups of assets (cash generating units). Non-financial assets other than goodwill that suffered an impairment are reviewed for possible reversal of the impairment at the end of each reporting period.
Calculation of recoverable amount
The recoverable amount of assets is the greater of their fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash generating unit to which the asset belongs.

(v)	Trade and other payables
Trade and other payables are stated at their amortised cost. Trade payables are non-interest bearing, unsecured, and are normally settled within 60 days.

(w)	Interest-bearing borrowings
Interest bearing borrowings are recognised initially at fair value less attributable transaction costs. Subsequent to initial recognition, interest bearing borrowings are stated at amortised cost with any difference between cost and redemption value being recognised in the profit or loss over the period of the borrowings on an effective interest basis.

Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the reporting date.

(x)	Provisions
A provision is recognised in the balance sheet when, as a result of a past event, the consolidated entity has a present legal or constructive obligation that can be estimated reliably and it is probable that an outflow of economic benefits will be required to settle the obligation. If the effect is material, provisions are determined by discounting the expected future cash flows at a pre tax rate that reflects current market assessments of the time value of money and, when appropriate, the risks specific to the liability. The unwinding of the discount is recognised as a finance cost.
Professional indemnity alerts
A provision is set aside to cover the estimated costs payable in relation to settlement of professional indemnity alerts, including related legal costs, arising from services rendered. This amount is calculated by applying a probability factor, based on the perceived chance of success, to the estimated settlement cost to the consolidated entity, less insurance recoveries. A provision for alerts incurred but not reported is made based on past alerts experience.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013

1 Summary of significant accounting policies (continued)

(x)	Provisions (continued)
Onerous contracts
A provision for onerous contracts is recognised when the expected benefits to be derived by the consolidated entity from a contract are lower than the unavoidable cost of meeting its obligations under the contract. The provision is measured at the present value of the lower of the expected cost of terminating the contract and the expected net cost of continuing with the contract. Before a provision is established, the consolidated entity recognises any impairment loss on the assets associated with that contract.
Make good provisions
This provision is set aside for costs associated with the restoration/repair of premises where the Group vacates a property. This is calculated based on historical and market data.

(y)	Employee benefits
(i)	Short-term obligations - Wages and salaries, annual leave and sick leave
Liabilities for wages and salaries, including non-monetary benefits and annual leave expected to be settled within 12 months of the reporting date are recognised in the balance sheet in respect of employees' services up to the reporting date. Annual leave is calculated at undiscounted amounts based on remuneration rates that the Group expects to pay as at reporting date including related on costs.

(ii)	Other long-term employee benefit obligations - Long service leave
The liability for long service leave is recognised in provisions and measured as the present value of expected future payments to be made in respect of services provided by employees up to the reporting date. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service. Expected future payments are discounted using market yields at the reporting date on AA credit rated government bonds with terms to maturity and currency that match, as closely as possible, the estimated future cash outflows.

(iii)	Defined contribution plans
A defined contribution plan is a post-employment benefit plan under which an entity pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further amounts.

Obligations for contributions to defined contribution pension plans are recognised as an expense in the profit or loss in the periods during which services are rendered by employees. Prepaid contributions are recognised as an asset to the extent that a cash refund or a reduction in future payments is available. Contributions that are due more than 12 months after the end of the period in which the employees render the service are discounted to their present value.

(iv)	Performance bonuses
A provision is recognised for the amount expected to be paid under short term cash bonus or profit sharing plans if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided.

(z)	Share capital
The company is a member of the Sinclair Knight Merz Group. The ultimate holding company in the Group is Sinclair Knight Merz Management Pty Limited, a company incorporated in Australia.

The rules of the Sinclair Knight Merz Group Shareholding Plan and the constitutions of the companies in the Group give effect to an arrangement whereby control of the Group is held by the holders of voting shares in Sinclair Knight Merz Management Pty Limited. The entitlement to equity and dividends is by virtue of ownership of share packages consisting of equity (ordinary) and dividend (participating redeemable preference) classes of shares which are issued by various companies in the Group. There is a direct relationship between the number of voting shares a shareholder holds in Sinclair Knight Merz Management Pty Limited and the number of equity shares held by those shareholders in other Group companies.
The company, through ownership of voting shares (directly and indirectly) in all the other Group companies (except Sinclair Knight Merz Management Pty Limited), controls the other companies in the Group. The company does not

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013

1 Summary of significant accounting policies (continued)

(z)	Share capital (continued)
however own, either directly or indirectly, all of the share capital of its controlled entities. Some of the equity and dividend shares of the company's controlled entities are held by owners of voting shares in Sinclair Knight Merz Management Pty Limited (the SKM shareholders).

Under IAS 27 “Separate Financial Statements” the holding of shares in an entity other than the parent entity will give rise to the equivalent of a minority interest. A minority interest under this Standard is defined as that portion of the profit or loss and net assets of a subsidiary attributable to equity interests that are not owned, directly or indirectly through subsidiaries, by the parent. With a number of SKM shareholders holding interests in local holding companies within the SKM Group, which from an organisational structure perspective are underneath the parent in the SKM Group, a category of equity has been established in accordance with IAS 27 to acknowledge this group of shareholders.

Shareholders’ equity is therefore broken down into three components being:

• Equity attributable to the equity holders of the parent (SKMM);
• Equity attributable to the SKM shareholders at the local holding company level; and
• Outside equity interests.

(aa)	Dividends
Dividends are recognised as a liability in the period which they are declared.

(ab)	New accounting standards and interpretations
The following standards, amendments to standards and interpretations have been identified as those which may impact the entity in the period of initial application. They are available for early adoption at 23 June 2013, but have not been applied in preparing this consolidated financial report:

(i)	IFRS 9 Financial Instruments

IFRS 9 Financial Instruments addresses the classification, measurement and derecognition of financial assets and financial liabilities. The standard is not applicable until 1 January 2015 but is available for early adoption. When adopted, the standard will affect in particular the Group accounting for its available-for-sale financial assets, since IFRS 9 only permits the recognition of fair value gains and losses in other comprehensive income if they relate to equity investments that are not held for trading.

The Group has no available-for-sale financial assets, so there is no impact to the financial statements in the current year.

(ii)	Revised IFRS 13 Fair Value Measurement (2011)

IFRS 13 provides a single source of guidance on how fair value is measured, and replaces the fair value measurement guidance that is currently dispersed throughout Australian Accounting Standards. Subject to limited exceptions, IFRS 13 is applied when fair value measurements or disclosures are required or permitted by other IFRS. The Group is currently reviewing its methodologies in determining fair values (see Note 5). IFRS 13 is effective for annual periods beginning on or after 1 January 2013 with early adoption permitted.

(iii)	Revised IAS 19 Employee Benefits

IAS 19 (2011) changes the definition of short-term and other long-term employee benefits to clarify the distinction between the two. For defined benefit plans, removal of the accounting policy choice for recognition of actuarial gains and losses is not expected to have any impact on the Group. IAS 19 (2011) is effective for annual periods beginning on or after 1 January 2013 with early adoption permitted.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013

1 Summary of significant accounting policies (continued)

(ab)	New accounting standards and interpretations (continued)
(iv)
IFRS 10 Consolidated Financial Statements, IFRS 11 Joint Arrangements, IFRS 12 Disclosure of Interests in Other Entities, revised IAS 27 Separate Financial Statements, IAS 28 Investments in Associates and Joint Ventures (effective 1 January 2013)

In 2011, the IASB issued a suite of five new and amended standards which address the accounting for joint arrangements, consolidated financial statements and associated disclosures.
IFRS 10 replaces all of the guidance on control and consolidation in IAS 27 Separate Financial Statements, and Interpretation SIC-12 Consolidation - Special Purpose Entities. The core principle that a consolidated entity presents a parent and its subsidiaries as if they are a single economic entity remains unchanged, as do the mechanics of consolidation. However the standard introduces a single definition of control that applies to all entities. It focuses on the need to have both power and rights or exposure to variable returns before control is present. Power is the current ability to direct the activities that significantly influence returns. Returns must vary and can be positive, negative or both. There is also new guidance on participating and protective rights and on agent/principal relationships. While the Group does not expect the new standard to have a significant impact on its composition, it has yet to perform a detailed analysis of the new guidance in the context of its various investees that may or may not be controlled under the new rules.

IFRS 11 introduces a principles based approach to accounting for joint arrangements. The focus is no longer on the legal structure of joint arrangements, but rather on how rights and obligations are shared by the parties to the joint arrangement. Based on the assessment of rights and obligations, a joint arrangement will be classified as either a joint operation or a joint venture. Joint ventures are accounted for using the equity method, and the choice to proportionately consolidate will no longer be permitted. Parties to a joint operation will account for their share of revenues, expenses, assets and liabilities in much the same way as under the previous standard. IFRS 11 also provides guidance for parties that participate in joint arrangements but do not share joint control.

The Group's investment in the joint venture partnership will be classified as a joint venture under the new rules. As the Group already applies the equity method in accounting for this investment, IFRS 11 will not have any impact on the amounts recognised in its financial statements.

IFRS 12 sets out the required disclosures for entities reporting under the two new standards, IFRS 10 and IFRS 11, and replaces the disclosure requirements currently found in IAS 27 and IAS 28. Application of this standard by the Group is not expected to affect any of the amounts recognised in the financial statements, but will impact the type of information disclosed in relation to the Group's investments.

Amendments to IAS 28 provide clarification that an entity continues to apply the equity method and does not remeasure its retained interest as part of ownership changes where a joint venture becomes an associate, and vice versa. The amendments also introduce a 'partial disposal' concept. The Group is still assessing the impact of these amendments.
The Group will adopt the new standards from their operative date. They will therefore be applied in the financial statements for the annual reporting period ending 22 June 2014.

There are no other standards that are not yet effective and that are expected to have a material impact on the entity in the current or future reporting periods and on foreseeable future transactions.

2 Financial risk management
The Group's activities expose it to a variety of financial risks: market risk (including currency risk and interest rate risk), credit risk and liquidity risk. The Group's overall risk management program focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the financial performance of the Group. The Group uses derivative financial instruments such as foreign exchange contracts to hedge certain risk exposures. Derivatives are exclusively used for hedging purposes, i.e. not as trading or other speculative instruments. The Group uses different methods to measure different types of risk to which it is exposed. These methods include sensitivity analysis in the case of interest rate and foreign exchange risks and ageing analysis for credit risk.

Risk management is carried out by a central treasury department (Group Treasury) under policies approved by the Board of Directors. Group Treasury identifies, evaluates and hedges financial risks in close cooperation with the Group’s operating units.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

2 Financial risk management (continued)
The Group holds the following financial instruments:

	2013 $'000	2012 $'000
Financial assets
Cash and cash equivalents (note 8)	240,634	218,240
Investments in term deposits with maturities greater than 90 days	5,000	0
Trade and other receivables (note 9)	171,620	195,036
	417,254	413,276
Financial liabilities
Trade and other payables (note 17)	109,763	109,156
Borrowings (note 21)	51,000	54,275
Deferred consideration on business combinations	3,400	3,883
Finance lease liabilities (note 31)	5,842	6,676
	170,005	173,990

(a)	Market risk
(i)	Foreign exchange risk

The Group operates internationally and is exposed to foreign exchange risk arising from various currency exposures, primarily the Chilean Peso (CLP), Great British Pound (GBP) and New Zealand Dollar (NZD), being jurisdictions where the Group has material interests outside Australia. The Group also has exposure to the United States Dollar (USD), Singapore Dollar (SGD) and Omani Rial (OMR), largely due to a small proportion of trade receivables being denominated in those currencies.
The Group reports in Australian dollars. Movements in foreign currency exchange rates affect reported financial results, financial position and cash flows. Where practical, the Group attempts to reduce this risk by matching revenues and expenditures, as well as assets and liabilities, by country by currency.
Foreign exchange risk arises when future commercial transactions and recognised assets and liabilities are denominated in a currency that is not the entity’s functional currency (the Australian Dollar). The risk is measured using sensitivity analysis and cash flow forecasting.
Management has set up a policy requiring group companies to manage their foreign exchange risk against their functional currency. The group companies are required to hedge their foreign exchange risk exposure arising from future commercial transactions and recognised assets and liabilities using forward contracts transacted with Group Treasury.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

2 Financial risk management (continued)

(a)	Market risk (continued)
The Group's exposure to foreign currency risk at the end of the reporting period, expressed in Australian dollar, was as follows:

		23 June 2013
	CLP $'000	GBP $'000	NZD $'000	USD $'000	SGD $'000	OMR $'000	AED $'000	CAD $'000	EUR $'000
Cash and cash equivalents	49,395	2,352	3,708	920	684	430	1,673	39	1,433
Trade receivables	10,210	22,279	8,414	802	1,137	1,126	834	88	212
Borrowings	-	(21,822)	(4,219)	-	-	-	-	-	-
Trade and other payables	(3,639)	(9,883)	(1,837)	678	(177)	(61)	-	(60)	(28)
Other financial liabilities	-	(4,007)	(299)	-	-	-	(223)	-	(2)
Forward exchange contracts
- buy foreign currency	-	7,107	44	616	-	-	-	-	-
- sell foreign currency	-	-	(775)	(821)	(392)	(2,246)	(996)	(230)	(82)
Net exposure	55,966	(3,974)	5,036	2,195	1,252	(751)	1,288	(163)	1,533

		24 June 2012
	CLP $'000	GBP $'000	NZD $'000	USD $'000	SGD $'000	OMR $'000	AED $'000	CAD $'000	EUR $'000
Cash and cash equivalents	24,463	4,481	413	740	993	2	2	-	49
Trade receivables	17,431	24,547	7,729	720	1,037	37	413	-	23
Borrowings	(480)	(26,395)	(1,841)	-	-	-	-	-	-
Trade and other payables	(4,244)	(11,188)	(1,572)	(637)	(388)	(18)	(173)	-	(93)
Other financial liabilities	(5)	(3,048)	(230)	-	(7)	-	-	-	-
Forward exchange contracts
- buy foreign currency	-	259	781	337	-	-	-	-	-
- sell foreign currency	-	-	-	(1,571)	(218)	(2,579)	(513)	-	(191)
Net exposure	37,165	(11,344)	5,280	(411)	1,417	(2,558)	(271)	-	(212)

As at 23 June 2013 the net mark to market gain/(loss) on forward exchange contracts was $267,000 (2012: $62,000 loss).
Sensitivity
Based on the financial instruments held at 23 June 2013, had the Australian Dollar weakened/strengthened by 10% against the Chilean Peso with all other variables held constant, the Group's equity for the period would have been $5,597,000 lower/higher (2012: $3,764,000), mainly as a result of foreign exchange gains/losses on translation of Chilean denominated financial assets and liabilities as detailed in the above table.
Had the Australian Dollar weakened/strengthened by 10% against the Great British Pound with all other variables held constant, the Group's equity for the period would have been $397,000 lower/higher (2012: $1,135,000), mainly as a result of foreign exchange gains/losses on translation of Great Britain denominated financial assets and liabilities as detailed in the above table. Further profit after tax for the period would have been $711,000 (2012: $26,000) higher/lower due to the impact of exchange rates on Great British Pound denominated forward exchange contracts.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

2 Financial risk management (continued)

(a)	Market risk (continued)

Had the Australian Dollar weakened/strengthened by 10% against the New Zealand Dollar with all other variables held constant, the Group's equity for the period would have been $504,000 lower/higher (2012: $528,000), mainly as a result of foreign exchange gains/losses on translation of New Zealand denominated financial assets and liabilities as detailed in the above table. Further profit after tax for the period would have been $73,000 (2012: $78,000) higher/lower due to the impact of exchange rates on New Zealand Dollar denominated forward exchange contracts.
Had the Australian Dollar weakened/strengthened by 10% against the United States Dollar with all other variables held constant, the Group's equity for the period would have been $219,000 lower/higher (2012: $41,000), mainly as a result of foreign exchange gains/losses on translation of United States denominated financial assets and liabilities as detailed in the above table. Further profit after tax for the period would have been $21,000 (2012: $123,000) higher/lower due to the impact of exchange rates on United States Dollar denominated forward exchange contracts.
Had the Australian Dollar weakened/strengthened by 10% against the Singapore Dollar with all other variables held constant, the Group's equity for the period would have been $125,000 lower/higher (2012: $142,000), mainly as a result of foreign exchange gains/losses on translation of Singapore denominated financial assets and liabilities as detailed in the above table. Further profit after tax for the period would have been $39,000 (2012: $22,000) higher/lower due to the impact of exchange rates on Singapore Dollar denominated forward exchange contracts.
Had the Australian Dollar weakened/strengthened by 10% against the Omani Rial with all other variables held constant, the Group's equity for the period would have been $118,000 lower/higher (2012: $256,000), mainly as a result of foreign exchange gains/losses on translation of Oman denominated financial assets and liabilities as detailed in the above table. Further profit after tax for the period would have been $225,000 (2012: $258,000) higher/lower due to the impact of exchange rates on Omani Rial denominated forward exchange contracts.
The Group’s exposure to other foreign exchange movements is not material.

(ii)	Cash flow and fair value interest rate risk
The Group's main interest rate risk arises from the Group’s revolving credit facilities included in short and long term borrowings on the balance sheet. Borrowings issued at variable rates expose the Group to cash flow interest rate risk. During 2012 and 2013, the Group’s borrowings at variable rates were denominated in New Zealand Dollars, Malaysian Ringgit, Great British Pound and Chilean Pesos. The interest rate on shareholder current accounts is set by the Group and future finance lease payments are contractual irrespective of changes in the market interest rate and such borrowings have been omitted from the sensitivity analysis.
As at the end of the reporting period, the Group had the following variable rate borrowings outstanding:

	23 June 2013		24 June 2012
	Weighted average interest rate %	Balance $'000	Weighted average interest rate %	Balance $'000
Bank overdrafts and bank loans	4.0%	28,688	4.9%	33,518
Net exposure to cash flow interest rate risk		32,088		37,401

An analysis by maturities is provided in note 2(c).
The Group analyses its interest rate exposure on a dynamic basis. Various scenarios are simulated taking into consideration refinancing, renewal of existing positions and alternative financing. Based on these scenarios, the Group calculates the impact on profit and loss of a defined interest rate shift. For each simulation, the same interest rate shift is used for all currencies. The scenarios are run only for liabilities that represent the major interest bearing positions.

A large proportion of the Group’s cash and cash equivalents is held in commercial paper, term deposits, with relatively short maturities and on 11am (overnight money market). The interest return on these monies is set at prevailing market rates for a fixed term. Group Treasury constantly monitors cash flow projections to match maturities with needs, whilst investing short term at competitive rates. The weighted average interest rate on these cash equivalents was 4.6% (2012: 5.0%).

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

2 Financial risk management (continued)

(b)	Credit risk
Credit risk is managed on a group basis. Credit risk arises from cash and cash equivalents as well as credit exposures to clients, including outstanding receivables. The consolidated entity holds several term deposits as of 23 June 2013 with various banks and financial institutions. For these banks and financial institutions, only independently rated parties with a minimum rating of S&P short term rating of 'A2' or long term rating of A are accepted. Individual counter party limits are utilised to limit risk to a given institution. Otherwise, if there is no independent rating, management assesses the credit quality of the client, taking into account its financial position, past experience and other factors.

Guarantees
The Group's policy is to provide financial and performance guarantees where it is in the interest of the business to do so. Details of outstanding guarantees are provided in note 29.

The maximum exposure to credit risk at the reporting date is the carrying amount of the assets summarised in the introduction of note 2.
As at 23 June 2013 and in the comparative period the consolidated entity was not exposed to a concentration of credit risk in a particular region or to a particular client.

There was no commercial paper held as at 23 June 2013 (2012: Nil).

(c)	Liquidity risk
Prudent liquidity risk management implies maintaining sufficient cash and the availability of funding through an adequate amount of committed credit facilities and the ability to close out market positions. The Group manages liquidity risk by continuously monitoring forecast and actual cash flows and matching the maturity profiles of financial assets and liabilities. Due to the dynamic nature of the underlying businesses, Group Treasury aims at maintaining flexibility in funding by keeping committed credit lines available with a variety of counterparties. Surplus funds are generally only invested in cash and cash equivalents.

	2013 $'000	2012 $'000
Financing arrangements The Group had access to the following undrawn borrowing facilities at the end of the reporting period: Floating rate
- Multi-option facilities (loan and bank guarantee)	50,919	45,824
- Bank overdraft	2,628	3,291
- Bank guarantee facility	26,049	27,786
- Bank loans	9,425	14,789
	89,021	91,690
The above facilities are secured by a negative pledge that imposes certain financial covenants on the consolidated entity.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

2 Financial risk management (continued)

(c)	Liquidity risk (continued)
Maturities of financial liabilities
The tables below analyse the Group’s financial liabilities into relevant maturity groupings based on the remaining period at the reporting date to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows.

Contractual maturities of financial liabilities	Less than 6 months	6 - 12 months	Between 1 and 2 years	Between 2 and 5 years	Over 5 years	Total contractual cash flows	Carrying amount (assets)/ liabilities
Group - at 23 June 2013	$'000	$'000	$'000	$'000	$'000	$'000	$'000
Non-derivatives
Non-interest bearing	111,006	90	666	1,401	-	113,163	113,163
Variable rate	7,284	-	22,283	-	-	29,567	28,688
Fixed rate	7,284	1,645	2,653	-	-	11,582	28,154
Total non-derivatives	125,574	1,735	25,602	1,401	-	154,312	170,005

Group - at 24 June 2012
Non-derivatives
Non-interest bearing	166,360	283	496	1,401	-	168,540	168,540
Variable rate	7,137	27,351	-	-	-	34,488	33,518
Fixed rate	23,183	1,681	2,868	-	-	27,732	27,433
Total non-derivatives	196,680	29,315	3,364	1,401	-	230,760	229,491

(d)	Fair value estimation
The carrying amounts of cash and cash equivalents, trade and other receivables, trade and other payables approximate their fair value.

The fair value of financial assets and financial liabilities must be estimated for recognition and measurement or for disclosure purposes.

The fair value of financial instruments that are not traded in an active market (for example investments in unlisted subsidiaries) is determined using valuation techniques. The Group uses a variety of methods and makes assumptions that are based on market conditions existing at each balance date. Other techniques, such as estimated discounted cash flows, are used to determine fair value for the remaining financial instruments.

The carrying value less impairment provision of trade receivables and payables are assumed to approximate their fair values due to their short term nature. The fair value of financial liabilities for disclosure purposes is estimated by discounting the future contractual cash flows at the current market interest rate that is available to the Group for similar financial instruments.

(e)	Fair value measurements
The fair value of financial assets and financial liabilities must be estimated for recognition and measurement or for disclosure purposes.

IFRS 7 Financial Instruments: Disclosures requires disclosure of fair value measurements by level of the following fair value measurement hierarchy:
- quoted prices (unadjusted) in active markets for identical assets or liabilities (level 1)
- inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (as prices) or indirectly (derived from prices) (level 2), and
- inputs for the asset or liability that are not based on observable market data (unobservable inputs) (level 3).

The fair value of forward exchange contracts entered into by the consolidated entity is calculated by reference to current forward market rates for contracts with similar maturity profiles. These financial instruments are defined as being level 2 and no transfers have been made between any fair value hierarchy levels during the financial year.
The group has no other financial assets or liabilities that require further disclosure under this accounting standard.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

3 Segment information

(a)	Description of segments
Business segments
Management has determined the operating segments based on the reports reviewed by the management executive committee that are used to make strategic decisions. The management executive committee currently consists of the Chief Executive Officer, the Chief Operating Officer, their direct reports and the Chief Financial Officer.
The committee has identified four reportable segments from a Business Unit perspective, Buildings & Infrastructure (BIF), Water & Environment (WAE), Power & Energy (PAE) and Mining & Metals (MIN).
Geographical segments
The committee considers the business from both a Business Unit and geographical perspective and each of the business unit divisions for engineering and technology consulting operations are spread over three geographical segments: Asia Pacific, the Americas and Europe, Middle East & Africa (EMEA).

(b)	Notes to, and forming part of, the segment information
(i)	Accounting policies
Segment revenues, expenses, assets and liabilities are those that are directly attributable to a segment and the relevant portion that can be allocated to the segment on a reasonable basis. Segment assets include all assets used by a segment and consist primarily of receivables, costs and accrued revenue in excess of billings on contracts in progress, plant and equipment and goodwill and other intangible assets, net of related provisions. While most of these assets can be directly attributable to individual segments, the carrying amounts of certain assets used jointly by segments are allocated based on reasonable estimates of usage. Segment liabilities consist primarily of trade and other creditors, employee benefits, billings in excess of costs and accrued revenue on contracts in progress and provisions. Segment assets and liabilities do not include income taxes.
Management has allocated a portion of the Mining & Metals segment corporate management costs to the equity accounted associate and has disclosed this as a separate line.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

3 Segment information (continued)

(ii)	Inter-segment transfers
Inter segment pricing is determined on an arm's length basis.

Segment capital expenditure is the total cost incurred during the period to acquire segment assets that are expected to be used for more than one period.

2013	Segment revenues $'000	Segment profit before income tax $'000	Segment assets $'000	Segment liabilities $'000	Acquisition of non-current assets $'000	Depreciation and amortisation $'000	Other non-cash expenses * $'000
Buildings & Infrastructure (BIF)
Asia Pacific	371,929	38,559	109,848	64,715	3,718	5,916	1,646
Americas	336	(216)	211	169	16	24	6
Europe, Middle East & Africa (EMEA)	55,822	(877)	37,336	16,551	804	1,230	343
Total BIF	428,087	37,466	147,395	81,435	4,538	7,170	1,995
Water & Environment (WAE)
Asia Pacific	245,118	26,054	63,233	39,110	3,248	5,024	1,381
Americas	7,671	69	5,117	4,612	175	303	58
Europe, Middle East & Africa (EMEA)	42,405	330	40,385	6,870	473	747	287
Total WAE	295,194	26,453	108,735	50,592	3,896	6,074	1,726
Power & Energy (PAE)
Asia Pacific	123,178	12,433	30,782	21,678	1,318	2,235	760
Americas	5,543	502	2,844	2,056	66	105	31
Europe, Middle East & Africa (EMEA)	19,502	1,913	11,644	4,516	252	395	164
Total PAE	148,223	14,848	45,270	28,250	1,636	2,735	955
Mining & Metals (MIN)
Asia Pacific	349,283	38,165	92,734	101,652	5,113	8,383	1,243
Americas	94,312	10,848	49,231	37,548	1,502	2,378	669
Europe, Middle East & Africa (EMEA)	5,577	(1,043)	707	940	94	147	43
Total MIN	449,172	47,970	142,672	140,140	6,709	10,908	1,955
Share of net profits of associate
Asia Pacific	-	47,960	-	-	-	-	-
Corporate management costs allocated to associate	-	(10,046)	-	-	-	-	-
Segment results for associate	-	37,914	-	-	-	-	-
Unallocated	-	(11,002)	292,059	64,857	-	-	-
* Movements in provisions

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

3 Segment information (continued)

2012	Segment revenues $'000	Segment profit before income tax $'000	Segment assets $'000	Segment liabilities $'000	Acquisition of non-current assets $'000	Depreciation and amortisation $'000	Other non-cash expenses * $'000
Buildings & Infrastructure (BIF)
Asia Pacific	326,461	32,612	114,380	85,370	24,797	5,223	10,884
Americas	186	(156)	65	81	13	11	14
Europe, Middle East & Africa (EMEA)	41,131	(3,768)	36,490	16,675	7,275	1,238	1,541
Total BIF	367,778	28,688	150,935	102,126	32,085	6,472	12,439
Water & Environment (WAE)
Asia Pacific	300,172	36,338	63,161	29,241	5,310	4,483	9,758
Americas	6,511	302	4,407	4,676	575	158	480
Europe, Middle East & Africa (EMEA)	43,287	2,281	38,944	6,439	970	819	1,758
Total WAE	349,970	38,921	106,512	40,356	6,855	5,460	11,996
Power & Energy (PAE)
Asia Pacific	132,769	11,352	39,116	31,927	2,908	2,445	5,754
Americas	4,644	195	749	727	83	70	125
Europe, Middle East & Africa (EMEA)	19,464	1,167	6,901	3,606	442	373	878
Total PAE	156,877	12,714	46,766	36,260	3,433	2,888	6,757
Mining & Metals (MIN)
Asia Pacific	329,824	19,533	105,832	94,221	9,490	7,997	11,132
Americas	75,963	16,422	53,574	41,880	2,410	2,033	3,067
Europe, Middle East & Africa (EMEA)	8,561	1,082	5,613	4,320	145	123	126
Total MIN	414,348	37,037	165,019	140,421	12,045	10,153	14,325

Share of profits of associate
Asia Pacific	-	57,343	-	-	-	-	-
Corporate management costs allocated to associate	-	(11,947)	-	-	-	-	-
Segment results for associate	-	45,396	-	-	-	-	-
Unallocated	-	(33,311)	274,998	105,289	-	-	33,311
Total	1,288,973	129,445	744,230	424,452	54,418	24,973	78,828

* Movements in provisions

4 Revenue

	2013 $'000	2012 $'000

From continuing operations	1,124,644	1,125,242
Service revenue, net of project expenses billed to clients	196,032	163,731
Project expenses billed to clients	1,320,676	1,288,973

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

5 Other income

	2013 $'000	2012 $'000
Net gain on disposal of plant and equipment	175	20
Sundry income	1,003	782
	1,178	802

6 Expenses

	2013 $'000	2012 $'000
Profit before income tax includes the following specific expenses:

Depreciation
Plant and equipment	13,762	12,590
Plant and equipment under finance leases	4,337	4,202
Total depreciation (note 13)	18,099	16,792

Amortisation
Amortisation (note 15)	8,788	8,181

Total depreciation and amortisation	26,887	24,973

Net finance (costs)/income
Finance expenses	(4,329)	(5,720)
Interest income	8,453	7,572
Dividend income	1	1
Net finance income	4,125	1,853

Defined contribution superannuation expense	39,619	38,323

Impairment - financial assets
Trade receivables	3,408	3,555

Impairment - intangible assets
Goodwill impairment (note 15)	850	-

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

7 Income tax expense

	2013 $'000	2012 $'000
(a) Income tax expense
Current tax	37,909	50,116
Deferred tax	6,631	(14,278)
Non-creditable withholding tax	244	833
Adjustments for current tax of prior periods	(2,609)	371
Foreign branch tax	131	315
	42,306	37,357
Blank
Deferred income tax expense (benefit) included in income tax expense comprises:
Decrease (increase) in deferred tax assets (note 14)	13,066	(23,487)
(Decrease) increase in deferred tax liabilities (note 22)	(6,435)	9,209
	6,631	(14,278)

(b)	Numerical reconciliation of income tax expense to prima facie tax payable
Profit from continuing operations before income tax expense	153,649	129,445
Blanked
Tax at the Australian tax rate of 30.0% (2012 - 30.0%)	46,095	38,834
Tax effect of amounts which are not deductible (taxable) in calculating taxable income:
Non-deductible expenses	3,600	2,376
	49,695	41,210
Difference in overseas tax rates	(2,142)	(2,899)
Changes in tax rate	(26)	(138)
Non-assessable income	(66)	(816)
Non-creditable withholding tax	245	833
Research and development allowance	(1,998)	(2,377)
Previously unrecognised tax losses used to reduce deferred tax expense	8	1,166
Under/(over) provided in prior period	(2,609)	371
Foreign branch taxes paid	77	-
Other	(878)	7
	(7,389)	(3,853)
Income tax expense	42,306	37,357
	(196,805)	(166,802)
(c)	Tax losses
Unused tax losses (gross) for which no deferred tax asset has been recognized	13,871	14,916

8 Current assets - Cash and cash equivalents

Cash at bank and on hand	52	57
Bank balances	25,517	20,590
Short term deposits, call accounts and money market instruments readily convertible to cash	215,065	197,593
	240,634	218,240

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

8 Current assets - Cash and cash equivalents (continued)

(a)	Reconciliation to cash at the end of the year
The above figures are reconciled to cash at the end of the financial period as shown in the statement of cash flows as follows:

	2013 $'000	2012 $'000
Balances as above	240,634	218,240
Bank overdrafts (note 18)	(1,722)	(171)
Balances per consolidated statement of cash flows	238,912	218,069

(b)	Interest rate risk exposure
The Group's exposure to interest rate risk is discussed in note 2. The maximum exposure to credit risk at the end of the reporting period is the carrying amount of each class of cash and cash equivalents mentioned above.

9 Current assets - Trade and other receivables

Net trade receivables
Trade receivables	173,106	184,114
Provision for impairment of receivables (a)	(2,714)	(4,273)
	170,392	179,841
Net related party receivables
Related party receivables	1,228	15,582
Provision for impairment of related party receivables (a)	-	(387)
	1,228	15,195
Total trade and other receivables	171,620	195,036

(a)	Impaired trade receivables
As at 23 June 2013 current trade receivables of the Group (including related party), with a carrying value of $3,633,000 (2012: $4,660,000) were impaired. The individually impaired receivables mainly relate to clients, which have disputed invoices issued or are in unexpectedly difficult economic situations.
The ageing of these receivables is as follows:

Up to 3 months	384	215
3 to 6 months	533	504
Over 6 months	1,797	3,941
	2,714	4,660

Movements in the provision for impairment of receivables are as follows:

At the beginning of the financial period	4,660	8,215
Provision for impairment recognised during the period	9,872	9,898
Receivables written off during the period as uncollectable	(5,354)	(7,110)
Unused amounts reversed	(6,464)	(6,343)
At the end of the period	2,714	4,660

The creation and release of the provision for impaired receivables has been included in 'other expenses' in profit or loss. Amounts charged to the allowance account are generally written off when there is no expectation of recovering amounts due.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

9 Current assets - Trade and other receivables (continued)

(b)	Past due but not impaired
As of 23 June 2013, trade receivables of $70,405,000 (2012: $71,701,000) were past due but not impaired. These relate to a number of independent clients for whom there is no recent history of default. The ageing analysis of these trade receivables is as follows:

	2013 $'000	2012 $'000
Up to 3 months	53,951	51,706
3 to 6 months	7,685	9,692
greater than 6 months	8,769	10,303
	70,405	71,701

The other classes within trade and other receivables are not past due. Based on the credit history of these other classes, it is expected that these amounts will be received when due. The Group does not hold any collateral in relation to these receivables (see note 2(b)).

(c)	Foreign exchange risk
Information about the Group's exposure to foreign currency risk in relation to trade and other receivables is provided in note 2.

(d)	Fair value and credit risk
Due to the short-term nature of these receivables, their carrying amount is assumed to approximate their fair value.

Risk exposure
The maximum exposure to credit risk at the end of the reporting period is the carrying amount of each class of receivables mentioned above. Refer to note 2 for more information on the risk management policy of the Group and the credit quality of the entity's trade receivables.

10 Current assets - Costs and accrued revenue in excess of billings on contracts in progress

Costs and accrued revenue in excess of billings on contracts in progress	110,140	103,862

11 Current assets - Other current assets

Other debts and prepayments	25,303	30,078

12 Non-current assets - Investments accounted for using the equity method

Interests in joint venture entities and associates (note 34)	-	-

Interests in joint venture entities and associates
Investments in joint venture entities and associates are accounted for in the consolidated financial statements using the equity method of accounting (refer to note 34).

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

13 Non-current assets - Plant and equipment

	Motor vehicles $'000	Office equipment $'000	Furniture & fittings $'000	Leasehold improvements $'000	Total $'000
Period ended 23 June 2013
Opening net book amount	2,576	22,599	28,138	7,100	60,413
Exchange differences	30	398	191	555	1,174
Additions	2,276	9,396	950	725	13,347
Disposals	(899)	(546)	-	(25)	(1,470)
Depreciation charge	(840)	(9,943)	(5,380)	(1,936)	(18,099)
Closing net book amount	3,143	21,904	23,899	6,419	55,365
At 23 June 2013
Cost	4,527	51,380	45,712	12,939	114,558
Accumulated depreciation	(1,384)	(29,476)	(21,813)	(6,520)	(59,193)
Net book amount	3,143	21,904	23,899	6,419	55,365

Period ended 24 June 2012
Opening net book amount	2,651	18,872	30,065	5,942	57,530
Exchange differences	11	548	155	(23)	691
Acquisition through business combinations	133	805	1,178	-	2,116
Additions	1,655	12,183	3,344	2,629	19,811
Disposals	(1,155)	(497)	(1,201)	(90)	(2,943)
Depreciation charge	(719)	(9,312)	(5,403)	(1,358)	(16,792)
Closing net book amount	2,576	22,599	28,138	7,100	60,413
At 24 June 2012
Cost or fair value	3,792	46,065	44,987	11,189	106,033
Accumulated depreciation	(1,216)	(23,466)	(16,849)	(4,089)	(45,620)
Net book amount	2,576	22,599	28,138	7,100	60,413

(a)	Leased assets
Plant and equipment includes the following amounts where the Group is a lessee under a finance lease:

2013	Motor vehicles $'000	Office equipment $'000	Total $'000
Leased assets
Cost	3,749	10,059	13,808
Accumulated depreciation	(955)	(6,970)	(7,925)
Net book amount	2,794	3,089	5,883

2012	Motor vehicles $'000	Office equipment $'000	Total $'000
Leased assets
Cost	2,948	10,056	13,004
Accumulated depreciation	(896)	(5,379)	(6,275)
Net book amount	2,052	4,677	6,729

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

14 Non-current assets - Deferred tax assets

	2013 $'000	2012 $'000
The balance comprises temporary differences attributable to:
Tax losses carried forward	-	761
Plant and equipment	33	4,416
Billings in excess of costs and accrued revenue on contracts in progress	9,594	14,989
Trade receivables	999	1,735
Employee benefits	23,322	23,406
Provision for compensation under former age based provisions of the Shareholding Plan	-	9,609
Other payables	1,792	1,934
Capitalised lease incentive	2,728	4,243
Provision for contract losses	790	927
Make good provision	423	300
Finance leases	1,595	173
Other	360	273
Deductible capital items	8,326	632
Provision for corporate costs	370	-
	50,332	63,398
Set-off of deferred tax liabilities (note 22)	(31,181)	(38,771)
Net deferred tax assets	19,151	24,627

15 Non-current assets - Intangible assets

	Goodwill $'000	Backlog, trade name and client relationships $'000	Computer software $'000	Total $'000
Period ended 23 June 2013
Opening net book amount	59,203	20,394	25,775	105,372
Exchange differences	4,084	804	171	5,059
Additions	-	-	3,432	3,432
Disposals	-	-	(689)	(689)
Impairment loss	(850)	-	-	(850)
Amortisation charge (note 6)	-	(5,218)	(3,570)	(8,788)
Closing net book amount	62,437	15,980	25,119	103,536
At 23 June 2013
Cost	62,962	33,632	50,366	146,960
Accumulated amortisation	(525)	(17,652)	(25,247)	(43,424)
Net book amount	62,437	15,980	25,119	103,536

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

15 Non-current assets - Intangible assets (continued)

	Goodwill $'000	Backlog, trade name and client relationships $'000	Computer software $'000	Total $'000
Period ended 24 June 2012
Opening net book amount	47,441	15,119	19,161	81,721
Exchange differences	122	(699)	(132)	(709)
Additions	-	-	9,693	9,693
Acquisition through business combinations	11,640	11,048	176	22,864
Disposals	-	-	(16)	(16)
Amortisation charge (note 6)	-	(5,074)	(3,107)	(8,181)
Closing net book amount	59,203	20,394	25,775	105,372
At 24 June 2012
Cost	59,697	31,949	47,731	139,377
Accumulated amortisation	(494)	(11,555)	(21,956)	(34,005)
Net book amount	59,203	20,394	25,775	105,372

(a)	Impairment testing for goodwill
Goodwill is allocated to the Group's cash generating units (CGUs) identified according to business segment and area of operation. The three areas are Asia Pacific, Europe, the Middle East & Africa (EMEA) and the Americas.
A summary of the goodwill allocation by CGU is presented below.

2013	Americas $'000	Asia Pacific $'000	EMEA $'000	Total $'000
Mining & Metals	8,595	1,091	-	9,686
Water & Environment	428	9,437	22,761	32,626
Buildings & Infrastructure	-	8,881	10,634	19,515
Power & Energy	-	610	-	610
	9,023	20,019	33,395	62,437

2,012
Mining & Metals	7,848	1,091	-	8,939
Water & Environment	391	9,436	21,488	31,315
Buildings & Infrastructure	-	8,502	9,838	18,340
Power & Energy	-	609	-	609
	8,239	19,638	31,326	59,203

The recoverable amount of a CGU is determined based on value-in-use calculations. These calculations use cash flow projections based on financial forecasts covering a five year period. Cash flows beyond the five year period are extrapolated using the estimated terminal growth rates stated below. The terminal growth rate does not exceed the long term average growth rate for the business in which the CGU operates.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

15 Non-current assets - Intangible assets (continued)

(b)	Key assumptions used for value-in-use calculations
The following table sets out the key assumptions for those CGUs that have significant goodwill allocated to them:

	Terminal growth rate		Discount rate
CGU
	2013%	2012%	2013%	2012%
Mining & Metals
Asia Pacific	3.0	3.0	12.20	12.20
Americas	3.0	3.0	12.87	12.87
Water & Environment
Asia Pacific	3.0	3.0	12.20	12.20
Americas	3.0	3.0	12.87	12.87
EMEA	3.0	3.0	12.20	12.20
Buildings & Infrastructure
EMEA	3.0	3.0	12.20	12.20

Terminal growth rate
Weighted average long term growth rate used to extrapolate cash flows beyond the forecast period of 5 years.
Discount rate
In performing the value-in-use calculations for each CGU, the Group has applied post tax discount rates to discount the forecast future attributable post tax cash flows. The discount rates used reflect specific risks relating to the relevant segments and the areas in which they operate.
Projected cash flows
The cash flow forecast for the first five years is based on management's consideration of past performance, the current financial year and its expectations for the future for the relevant segment and regions the CGU is operating in. The growth rates used in years 2 to 5 ranged between 3% and 5% (2012: 5%).

The projected cash flow for the first year is derived from the Board approved budget but in some cases adjusted to reflect the best estimate of results of operations and cash flows.

These assumptions have been used for the analysis of each CGU.
In the context of the sensitivity analysis performed on the value-in-use approach we identified indicators of impairment in the EMEA Water & Environment CGU. The carrying value of the assets have been reduced to their recoverable amounts through recognition of an impairment loss of $850,000 in the statement of profit and loss and other comprehensive income. The trigger for the impairment in this CGU was its weaker than expected performance. Any reasonably probable adverse movement in the assumptions used in projections for this CGU will result in further impairment.

Other than EMEA Water & Environment CGU, management is of the view that no reasonably foreseeable changes in the key assumptions would cause the respective recoverable amounts for other CGUs to fall below the carrying amounts of the CGUs at 23 June 2013.

16 Non-current assets - Capitalised lease incentive

	2013 $'000	2012 $'000
Capitalised lease incentive	3,414	4,548

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

17 Current liabilities - Trade and other payables

	2013 $'000	2012 $'000
Trade payables	27,310	24,223
Accrued salaries and salary related costs	35,768	37,011
Other payables	46,685	40,741
	109,763	101,975

(a)	Risk exposure
Information about the Group's exposure to foreign exchange risk is provided in note 2.

18 Current liabilities - Borrowings

Secured
Bank overdrafts	1,722	171
Bank loans	5,144	33,346
Lease liabilities (note 31)	3,124	3,821
Total secured current borrowings	9,990	37,338
Unsecured
Shareholder loan accounts	22,312	20,758
Total current borrowings	32,302	58,096

(a)	Risk exposures
Details of the Group's exposure to risks arising from current and non-current borrowings are set out in note 2.

19 Current liabilities – Provisions

	2013 $'000	2012 $'000
Onerous contracts (a)	357	292
Make good provision (b)	1,315	677
Professional indemnity provisions (c)	8,374	5,322
Provision for compensation under former age based provisions of the Shareholding Plan (d)	-	33,311
Other provisions (e)	8,593	8,364
	18,639	47,966

(a)	Onerous contracts
A provision for onerous contracts is recognised when the expected benefits to be derived by the consolidated entity from a contract are lower than the unavoidable cost of meeting its obligations under the contract. The provision is measured at the present value of the lower of the expected cost of terminating the contract and the expected net cost of continuing with the contract. Before a provision is established, the consolidated entity recognises any impairment loss on the assets associated with that contract.

(b)	Make good provision
A provision is set aside for costs associated with the restoration/repair of premises where the Group vacates a property. This is calculated based on historical and market data.

(c)	Professional indemnity provision
A provision is set aside to cover the estimated costs payable in relation to settlement of professional indemnity alerts, including related legal costs, arising from services rendered.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

19 Current liabilities – Provisions (continued)

(d)	Provision for compensation under former age based provisions of the Shareholding Plan
On 6th December 2010, Shareholders of the Sinclair Knight Merz Group resolved to amend the Sinclair Knight Merz Group Shareholding Plan to remove the provisions which required shareholders who attained the age of 60 to progressively dispose of their shares and rendered them ineligible to receive annual increments in shares “the age based provisions”. The application of the age based provisions for a certain period prior to that date may have contravened age discrimination laws in Australia, New Zealand and the United Kingdom and the company compensated certain individuals impacted by the former age based provisions.

The Company entered into a binding scheme of arrangement with the affected individuals whereby they have released their rights in respect of any future claims against the SKM Group in respect to the former age based provisions of the Shareholding Plan in return for this financial compensation.

(e)	Other provisions
Other provisions includes a provision set aside in relation to the rent free period on operating leases. Fixed and determinable rental increases and rent free periods are straight lined over the lease term through this provision (which is the difference between the cash payment and the rent expense).

(f)	Movements in provisions
Movements in each class of provision during the financial period, other than employee benefits, are set out below:

2013	Onerous contracts $'000	Make good $'000	Professional indemnity provision $'000	Provision for compensation under former age based provisions of the Shareholding Plan $'000	Other provisions $'000	Total $'000
Carrying amount at the start of the year	361	1,889	5,322	33,311	8,364	49,247
- additional provisions recognised	557	1,193	3,673	687	9,496	15,607
- payments	(255)	(38)	(221)	(33,998)	(8,676)	(43,189)
- amounts reversed	-	(515)	(400)	-	(591)	(1,506)
Carrying amount at end of period	663	2,529	8,374	-	8,593	20,159

Provisions
Current liabilities	357	1,315	8,374	-	8,593	18,639
Non-current liabilities	306	1,214	-	-	-	1,520
Carrying amount at end of period	663	2,529	8,374	-	8,593	20,159

20 Current liabilities - Current tax liabilities

	2013 $'000	2012 $'000
Current tax liabilities	2,843	8,079

The current tax liability for the consolidated entity of $2,843,000 (2012: $8,079,000) represents the amount of income taxes payable in respect of current and prior financial periods. In accordance with the tax consolidation legislation, the Company as the head entity of the Australian tax consolidated group has assumed the current tax liability/ (asset) initially recognised by the members in the Australian tax consolidated group.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

21 Non-current liabilities – Borrowings

Secured	2013 $'000	2012 $'000
Bank loans	21,822	-
Lease liabilities (note 30)	2,718	2,855
Total secured non-current borrowings	24,540	2,855

(a) Fair value
The carrying amounts and fair values of borrowings at the end of the reporting period are:
Non-traded financial liabilities
Bank overdrafts	1,722	171
Bank loans	26,966	33,346
Bill payable	22,312	20,758
	51,000	54,275
Lease liabilities	5,842	6,676
	56,842	60,951

22 Non-current liabilities – Deferred tax liabilities

The balance comprises temporary differences attributable to:
Plant and equipment	2,001	228
Costs and accrued revenue in excess of billings on contracts in progress	19,884	18,654
Finance leases	1,492	3,022
Intangible assets	1,392	982
Provision for tax on Joint Venture profits	8,080	14,607
Other	753	2,544
Total deferred tax liabilities	33,602	40,037
Set-off of deferred tax liabilities against deferred tax assets (note 14)	(31,181)	(38,771)
Net deferred tax liabilities	2,421	1,266

23 Non-current liabilities – Provisions

Onerous contracts	306	69
Make good provision	1,214	1,212
	1,520	1,281

24 Contributed equity

Share capital
1 (2012: 1) Founder share fully paid		-	-
12,012 (2012: 12,257) Redeemable voting preference shares		-	-
		-	-
Within the interest of SKM shareholders with equity holdings at the local holding company level underneath SKM in the Group structure are the following holdings:

100 (2012: 100) Redeemable voting preference shares fully paid		-	-
1,221,182 (2012: 1,246,885) participating redeemable preference shares fully paid		1,221	1,247
1,257,360 (2012: 1,257,260) ordinary shares fully paid	24(c)	89,561	89,621
		90,782	90,868

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

24 Contributed equity (continued)

Retained earnings inclusive of the interest of SKM shareholders with equity holdings at the local company level underneath SKMM in the Group structure
Within the interest of SKM shareholders with equity holdings at the local holding company level underneath SKMM in the Group Structure are retained earnings of $3,955,000 (2012: $31,672,000). When combined with the equity holders of the parent, SKM Group Shareholder retained earnings is $286,402,000 (2012: $242,067,000).

(a)	Founder shares
Founder shares have no right to receive dividends and are not entitled to vote except if there is no other issued share that confers an entitlement to vote.

(b)	Redeemable Voting Preference shares

Redeemable Voting Preference shares have the entitlement to vote at a general meeting of the Company, have no right to receive a dividend and may be redeemable for no consideration at the Discretion of the Directors. In the event of winding up the Company, Redeemable Voting Preference shares rank before ordinary shares and equally with Participating Redeemable Preference shares. Redeemable Voting Preference Shares rank after creditors and are fully entitled to any proceeds on liquidation.

	2013	2012
	$'000	$'000
Balance at the beginning of the reporting period	12,375	12,638
Issue of shares for nil consideration	1	107
Cancelled under share buy-back	-	(245)
Redemption of shares for nil consideration	(264)	(125)
Total capital	12,112	12,375

(c) Participating Redeemable Preference shares
	2013	2012
	$ and Number of shares
Paid up capital
Balance at the beginning of the reporting period	1,246,885	1,262,498
Issue of shares for cash	277,319	129,130
Redemption of shares for cash	(303,122)	(144,743)
Balance at the end of the reporting period	1,221,082	1,246,885

Participating Redeemable Preference shares are non-cumulative, participating and may be redeemed at any time at $1.00 each at the option of the Directors without notice. In the event of winding up the Company, Participating Redeemable Preference shares rank before ordinary shares and equally with Redeemable Voting Preference shares. Participating Redeemable shares rank after creditors and are fully entitled to any proceeds on liquidation. The holders of Participating Redeemable Preference shares are entitled to receive dividends as declared from time to time.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

24 Contributed equity (continued)

(d)	Ordinary shares
Ordinary shares have no par value and the company does not have a limited amount of authorised capital.

	$'000	$'000

Balance at the beginning of the reporting period	89,621	91,806
Cancelled under share buy back	-	(3,969)
Issue of shares for cash	12,072	1,784
Redemption of shares for cash	(12,072)	-
Balance at the end of the reporting period	89,621	89,621

	Number of shares

Balance at the beginning of the reporting period	1,257,460	1,271,099
Cancelled under share buy back	-	(23,262)
Issue of shares for cash	-	9,623
Redemption of shares for cash	(100)	-
Balance at the end of the reporting period	1,257,360	1,257,460

Ordinary shares have no dividend or voting rights attached and in the event of the entity being wound up, rank behind all other classes of shares. In the event of winding up the company the ordinary shareholders rank after all other shareholders and creditors and are fully entitled to any proceeds on liquidation.

The Consolidated Entity entered into a Scheme of Arrangement with affected scheme employees under the former aged based sell down provisions of the pre-2010 Shareholding Plan with effect 30 January 2013.  The affected scheme employees were issued a Contingent Value Note (CVR), governed by an Unsecured Contingent Value Notes Trust Deed, where they were entitled to possible compensation in the event of a transformational merger so long as they remained employees of the Group at the completion of the transformational merger. The transformational merger with Jacobs was completed on 13 December 2013 (see note 36). On the 13 December 2013 a payment of $36.9m was made to the affected scheme employees and the CVRs were cancelled.

(e)	Offer of shares
The Company may invite eligible persons to participate in an offer of Ordinary and Participating Redeemable Preference Shares. Eligibility is based on the exercise of discretion of the Directors of the Company's ultimate parent entity, Sinclair Knight Merz Management Pty Limited. The Company has temporarily suspended the allotment of shares.

(f)	Capital risk management
The Group's and the parent entity's objectives when managing capital are to safeguard their ability to continue as a going concern, so that they can continue to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

25 Reserves and accumulated losses

(a) Reserves

	2013 $'000	2012 $'000
Foreign currency translation	(5,478)	(13,158)

Movements:
Foreign currency translation
Balance at the beginning of the period	(13,158)	(10,953)
Currency translation differences arising during the period	7,680	(2,205)
Balance at the end of the period	(5,478)	(13,158)

(b) Nature and purpose of reserves

Foreign currency translation reserve
Exchange differences arising on translation of the foreign controlled entity are recognised in other comprehensive income as described in note 1(c) and accumulated in a separate reserve within equity. The cumulative amount is reclassified to profit or loss when the net investment is disposed of.

26 Outside equity interest

2013 $'000		2012 $'000
Interest in:
Retained profits	1	1

27 Dividends

	2013 $'000	2012 $'000
(a)	Ordinary shares
Final dividend for the period ended 24 June 2012 of $40 (2011: $50) per fully paid share
Fully franked at a tax rate of 30% in respect of Participating Redeemable
Preference shares paid on 22 November 2012 (2011: 23 November 2011)

Final dividend	49,168	62,965

Interim dividend for the year ended 24 June 2012 of $10.00 (2011: $10) per fully paid share
Fully franked at a tax rate of 30% in respect of Participating Redeemable Preference shares paid on 12 July 2012 (2011: 5 July 2011)

Interim dividend	18,690	12,625
	67,858	75,590

(b)	Dividends not recognised at the end of the reporting period
No interim dividend declared for the 2013 financial period. (2012: Interim dividend of $15 per share fully franked dividend per share franked at a tax rate of 30% in respect of Participating Redeemable Preference shares, declared and paid on 12 July 2012, for the 2012 financial year $18,690,000).

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

27 Dividends (continued)

(c)	Franked dividends
The franked portions of the final dividends recommended after 23 June 2013 will be franked out of existing franking credits or out of franking credits arising from the payment of income tax for the period ended 23 June 2013.

Franking credits available for subsequent reporting periods based on a tax rate of 30.0% (2012 - 30.0%)	79,318	78,747

The above amounts represent the balance of the franking account as at the end of the reporting period, adjusted for:

(a)	franking credits that will arise from the payment of the amount of the provision for income tax
(b)	franking debits that will arise from the payment of dividends recognised as a liability at the reporting date, and
(c)	franking credits that will arise from the receipt of dividends recognised as receivables at the reporting date.

The consolidated amounts include franking credits that would be available to the Parent entity if distributable profits of subsidiaries were paid as dividends.

28 Key management personnel disclosures

(a)	Directors
(i) Executive directors
P B Scott, Chairman

S Rizzuto, Chief Executive Officer

G S Katari, Finance Director

H Gillies, General Manager Risk, Corporate Counsel

P J Casamento, Project Director

L A Morris, Major Client Manager (Group Manager Water & Environment)

R E Spence, Group Manager Strategy Mining & Metals
(ii) Non-executive directors
E M Proust

J B Harkness

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

28 Key management personnel disclosures (continued)

(b)	Other key management personnel
The following persons also had authority and responsibility for planning, directing and controlling the activities of the Group, directly or indirectly, during the financial period:

Name	Position	Employer
T J Boyle *	Chief Operating Officer	Sinclair Knight Merz Pty Limited
R A Steele	Acting Chief Operating Officer	Sinclair Knight Merz Pty Limited
C A Wildermuth	Chief Financial Officer	Sinclair Knight Merz Pty Limited
P Lory	General Manager Mining & Metals	Sinclair Knight Merz Limited
M J Shirley	General Manager Buildings & Infrastructure	Sinclair Knight Merz Pty Limited
P X Hill	General Manager Power & Energy	Sinclair Knight Merz Pty Limited
M S Clarke *	General Manager Water & Environment	Sinclair Knight Merz Pty Limited
R A Jones	Acting General Manager Water & Environment	Sinclair Knight Merz Pty Limited

* Tim Boyle resigned on 31 July 2013 and Mark Clarke resigned on 27 June 2013.

(c)	Loans to key management personnel
There were no loans made or outstanding to key management personnel.

(d)	Key management personnel compensation
In addition to their salaries the consolidated entity also provides non-cash benefits to key management personnel, and contributes to a superannuation fund on their behalf.
Key management personnel compensation as follows:

	2013 $	2012 $
Short-term employee benefits	7,241,546	7,887,148
Long-term benefits	146,195	192,723
Post-employment benefits	311,493	433,228
	7,699,234	8,513,099

The key management personnel receive no compensation in relation to the management of the Company.

(e)	Other transactions with key management personnel
Directors: S Rizzuto, G S Katari, H J Gillies, L A Morris, P J Casamento and R E Spence and Executives: T J Boyle, R A Steele, C A Wildermuth, P Lory, M J Shirley, P X Hill, M S Clarke and R Jones have shareholder current accounts with the consolidated entity. The current accounts are unsecured with interest payable at market rates determined by the Company.
(i) Interest bearing loans and borrowings from key management personnel (included in current borrowings)

Group	Balance at the start of the period $	Interest paid and payable for the period $	Interest not charged $	Balance at the end of the period $	Number in the Group at the end of the period
2013	4,880,293	209,705	-	3,319,041	13
2012	7,958,777	335,149	-	4,880,293	14

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

29 Contingencies

(a)	Contingent liabilities
The Group had contingent liabilities at 23 June 2013 in respect of:

(i)	Litigation
The consolidated entity is subject to various potential claims and litigation arising in the normal course of business, none of which is expected to have a significant adverse effect upon its operating results or financial position.

(ii)	Guarantees

The Group's financiers have issued bank guarantees with respect to project and operating lease performance and multi option facilities provided to Group subsidiaries by related parties of our financiers. Guarantees at reporting date were $50,395,000 (2012: $57,758,000).

(iii)	Corporate guarantees
Corporate Guarantees are issued by Sinclair Knight Merz Pty Ltd for certain subsidiaries, rather than using bank guarantees. Corporate Guarantees at reporting date were $94,286,000 (2012: $113,884,000).

(iv)	Contingent liability
In 2012, the Company identified a number of questionable payments made by one of its minor divisions operating in South East Asia relating to contracts for certain international aid projects. This matter has been reported by the company to relevant regulatory authorities and international aid agencies, and has been the subject of an internal review. At this stage, the extent of any adverse financial consequences for the company arising from the conduct is not known. Until any inquiries of regulatory authorities are complete, the company is not in a position to reliably estimate the outcome of those inquiries or the amount, if any, of any financial consequence, and no provision has been made in respect of this matter.

30 Commitments

(a)	Capital expenditure commitments
Capital expenditure contracted for at the reporting date but not recognised as liabilities is as follows:

	2013 $'000	2012 $'000
Property, plant and equipment
Within one year	438	6,153
Later than one year but not later than five years	-	45
	438	6,198

(b)	Lease commitments: group as lessee
Non-cancellable operating lease rentals are payable as follows:

Commitments in relation to leases contracted for at the reporting date but not recognised as liabilities, payable:
Within one year	44,305	43,025
Later than one year but not later than five years	113,536	144,184
Later than five years	51,975	57,058
	209,816	244,267

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

30 Commitments (continued)

(b)	Lease commitments: group as lessee (continued)

(i)	Non-cancellable operating leases
The consolidated entity leases a number of offices under operating leases. The leases typically run for periods between 1 to 10 years, with an option to renew the lease after that date. Lease payments are increased periodically to reflect market rentals. None of the leases include contingent rentals.

(ii)	Finance leases
The consolidated entity leases information technology equipment, plant and equipment and company vehicles under finance leases expiring from 2 to 5 years. At the end of the lease term, the consolidated entity has the option to purchase the equipment at commercial rates. The consolidated entity also has the option to extend the lease term generally on a quarterly basis. Under the terms of the lease agreement no contingent rents are payable.

	2013 $'000	2012 $'000
Commitments in relation to finance leases are payable as follows:
Within one year	3,460	4,251
Later than one year but not later than five years	2,898	3,061
Minimum lease payments	6,358	7,312
Future finance charges
Within one year	(336)	(430)
Later than one year but not later than five years	(180)	(206)
Total lease liabilities	5,842	6,676
Representing lease liabilities:
Current (note 18)	3,124	3,821
Non-current (note 21)	2,718	2,855
	5,842	6,676

31 Related party transactions

(a)	Parent entities
The parent entity within the Group is Sinclair Knight Merz Management Pty Limited.

(b)	Subsidiaries
Interests in subsidiaries are set out in note 34.

(c)	Transactions with other related parties

During the period entities related to Directors provided artwork and office accommodation and related services to the Group on normal commercial terms and conditions.

(d)	Outstanding balances arising from the provision of services
The following balances are outstanding at the end of the reporting period in relation to transactions with related parties other than key management personnel:

Current receivables (provision of services)
Associates	1,228,401	15,194,034

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

31 Related party transactions (continued)

(d)	Outstanding balances arising from the provision of services
The balances above are net of the allowance account for impaired receivables in relation to any outstanding balances, (refer note 9), for which an expense has been recognised in respect of impaired receivables due from related parties.

(e)	Terms and conditions of transactions with related parties other than key management personnel or entities related to them
Outstanding balances are unsecured and are repayable in cash.
32 Business combinations

Current period

No business combinations have occurred in the current period.

Prior period

(a)	Colin Buchanan & Partners Hong Kong Limited
Summary of acquisition
On 16 September 2011 the consolidated entity acquired the shares and business of Colin Buchanan & Partners Hong Kong Limited (CBP HK), a highly regarded strategic transport planning consultancy firm with offices in Hong Kong and China for a total consideration of $505,000.

(b)	IRH Ingenieros Consultores Limitada (IRH)
Summary of acquisition
On 18 July 2011 the consolidated entity acquired the shares and business of IRH Ingenieros Consultores Limitada (IRH), an engineering practice located in Santiago, Chile which has a strong local reputation in water engineering and hydrology/hydraulic design for a total consideration of $1,076,000.

(c)	S2F Trust and S2F China
Summary of acquisition
On 25 July 2011 the consolidated entity acquired the business of S2F Trust and S2F China, a multi-disciplinary architecture and engineering consulting group in Australia and China for a total consideration of $17,583,000. S2F delivers project services to the high technology manufacturing, research and development, pharmaceutical, health and defence sectors.

(d)	Mouchel
Summary of acquisition
On 19 October 2011 the consolidated entity acquired the business of Mouchel, a transport infrastructure and civil engineering consulting group in the United Kingdom for a total consideration of $5,260,000.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

33 Subsidiaries

The consolidated financial statements incorporate the assets, liabilities and results of the following principal subsidiaries in accordance with the accounting policy described in note 1(b):

Name of entity	Country of incorporation	Equity holding
		2013%	2012%
Sinclair Knight Merz Holdings Limited	Australia	100	100
Sinclair Knight Merz Pty Limited	Australia	100	100
SKM Investments Australia Pty Limited	Australia	100	100
Sinclair Knight Merz EPC Pty Ltd	Australia	100	100
Redecon Australia Pty Limited	Australia	100	100
Sinclair Knight Merz Architecture Pty Ltd	Australia	100	100
East Coast Engineering services Pty Ltd	Australia	100	100
Sinclair Knight Merz (NZ) Holdings Limited	New Zealand	100	100
Sinclair Knight Merz Limited	New Zealand	100	100
Sinclair Knight Merz (Fiji) Limited	Fiji	100	100
Merz Pacific Inc (Guam)	Guam	100	100
Sinclair Knight Merz (Philippines) Inc	Philippines	100	100
PT Sinclair Knight Merz Indonesia	Indonesia	99	99
Sinclair Knight Merz (Thailand) Co Ltd	Thailand	100	100
Seatec International Co Limited	Thailand	100	100
Sinclair Knight Merz Sdn Bhd	Malaysia	100	100
Sinclair Knight Merz (Engineering) Sdn Bhd	Malaysia	100	100
SKM Consulting Services (M) Sdn Bhd	Malaysia	100	100
SKM Perunding Mahir Bersatu Sdn Bhd	Malaysia	100	100
Sinclair Knight Merz (Singapore) Pte Limited	Singapore	100	100
SKM Singapore Pte Ltd	Singapore	100	100
Sinclair Knight Merz (Hong Kong) Limited	Hong Kong	100	100
Sinclair Knight Merz International (Hong Kong) Ltd	Hong Kong	100	100
Sinclair Knight Merz (China) Co Ltd	China	100	100
Sinclair Knight Merz Consulting (India) Private Limited	India	100	100
Sinclair Knight Merz Pakistan (PVT) LTD	Pakistan	100	100
Sinclair Knight Merz (Kenya) Limited	Kenya	100	100
Sinclair Knight Merz Guinea SARL	Guinea	100	100
Sinclair Knight Merz (Liberia) LLC	Liberia	100	100
Sinclair Knight Merz (South Africa) (Pty) Ltd	South Africa	100	100
Sinclair Knight Merz LLC (Oman)	Oman	65	65
Sinclair Knight Merz (Europe) Limited	United Kingdom	100	100
Colin Buchanan & Partners Ltd	United Kingdom	100	100
Colin Buchanan & Partners Hong Kong Ltd	Hong Kong	100	100
Colin Buchanan & Partners China Co Ltd	China	100	100
Enviros Group Limited	United Kingdom	100	100
Enviros Limited	United Kingdom	100	100
Enviros Consulting Limited	United Kingdom	100	100
Enviros SRO (Czech)	Czech Republic	80	80
Enviros Management Services Limited	United Kingdom	100	100
Aspinwall & Co Limited	United Kingdom	100	100
Sinclair Knight Merz (Ireland) Ltd	Ireland	100	100

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

Name of entity	Country of incorporation	Equity holding
		2013%	2012%
Sinclair Knight Merz (France) SARL	France	100	100
Sinclair Knight Merz Poland LTD	Poland	100	100
Sinclair Knight Merz (Rus) OOO	Russia	100	100
Sinclair Knight Merz Inversiones SpA	Chile	100	100
Sinclair Knight Merz Consultores SA	Chile	100	100
Sinclair Knight Merz (Chile) Limitada	Chile	100	100
Sinclair Knight Merz IRH SpA	Chile	90	90
Sinclair Knight Merz SAC (Peru)	Peru	100	100
Sinclair Knight Merz Servicos Limitada (Brazil)	Brazil	100	100
SKM Colombia SAS	Colombia	100	100
Sinclair Knight Merz International Holdings LLC (Delaware)	USA	100	100
Sinclair Knight Merz Inc (Delaware)	USA	100	100
Sinclair Knight Merz (Canada) Inc	Canada	100	-

34 Interests in joint arrangements and associates

(a)	Jointly controlled assets
(i)	Mine and Port Developments Joint Venture
The consolidated entity has a 50% interest in the output of the Mine and Port Developments Joint Venture, a joint operation whose principal activity is the provision of engineering and technology consulting services. The consolidated entity's interests in the assets employed in the joint operations are as follows:

	2013 $'000	2012 $'000
Current assets
Cash and cash equivalents	-	198
Trade receivables	-	6
Costs and accrued revenue in excess of billings on contracts in progress	-	438
Total current assets	-	642
Current liabilities
Trade payables	-	446
Share of assets employed in joint venture	-	196

This joint venture is no longer active as at 23 June 2013.

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

34 Interests in joint arrangements and associates (continued)

(a)	Jointly controlled assets (continued)
(ii)	SNC Lavalin and SKM Joint Venture (SSJV)

The consolidated entity has a 50% interest in the output of the SNC Lavalin and SKM Joint Venture (SSJV), a joint operation whose principal activity is the provision of engineering and technology consulting services. The consolidated entity's interests in the assets employed in the joint operations are as follows:

	2013 $'000	2012 $'000
Current assets
Cash and cash equivalents	205	1,143
Trade receivables	2,045	3,213
Costs and accrued revenue in excess of billings on contracts in progress	2,647	5,154
Other current assets	530	768
Total current assets	5,427	10,278

Non-current assets
Plant and equipment	80	-
Computer software	19	-
Total non-current assets	99	-

Total assets	5,526	10,278
Current liabilities
Trade payables	1,080	3,688
Other payables	2,040	5,456
Provisions	418	-
Total current liabilities	3,538	9,144
Net assets employed in the joint venture	1,988	1,134

(iii)	Sarina Joint Venture
The consolidated entity has a 35% interest in the output of the Sarina Joint Venture (SSJV), a joint operation whose principal activity is the provision of engineering and technology consulting services. The consolidated entity's interests in the assets employed in the joint operations are as follows:

	2013 $'000	2012 $'000
Current assets
Cash and cash equivalents	402	-
Costs and accrued revenue in excess of billings on contracts in progress	1,020	-
Other current assets	19	-
Total current assets	1,441	-
Non-current assets
Other non-current assets	75	-

Current liabilities
Trade payables	1,121	-
Other payables	130	-
Total current liabilities	1,251	-
Net assets employed in the joint venture	265	-

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

34 Interests in joint arrangements and associates (continued)

(b)	Equity accounted investee
The consolidated entity has a 45% interest in the Fluor & SKM Iron Ore Joint Venture. The joint venture provides engineering and technology consulting services under a program to deliver infrastructure expansion in the Pilbara (Western Australia). The consolidated entity's share of the revenue of its associate entity for the period was $136,694,000 (2012: $142,612,000). The consolidated entity's share of the profit of its associate entity for the period was $47,960,000 (2012: $57,343,000).

	Ownership interest		Carrying amount of investment in associate
	2,013	2,012	2013 $'000	2012 $'000
Name and principal activity
Fluor SKM Iron Ore Joint Venture (Associate)	45%	45%	-	-

35 Events subsequent to the date of the statement of financial position

On 8 September 2013, Sinclair Knight Merz Holdings Limited and Sinclair Knight Merz Management Pty Limited (together ‘the companies’) entered into a Merger Implementation Deed with Jacobs Engineering Corporation Inc. (Jacobs), under which it was proposed that Jacobs would acquire all of the shares in the companies. The Merger Proposal was subject to approval through a Scheme process, including court approval and a SKM shareholder vote.

On 13 December 2013, Jacobs Engineering Corporation Inc. (Jacobs) completed its merger transaction with Sinclair Knight Merz Holdings Limited and Sinclair Knight Merz Management Pty Limited. Jacobs purchased the companies for approximately AUD$1.3 billion in cash.

At the date of this consolidated financial report and, other than as disclosed in this consolidated financial report, no matter or circumstance has occurred subsequent to period end that has significantly affected, or may significantly affect, the operations of the Group, the results of those operations or the state of affairs of the Group or economic entity in future financial periods.

36 Reconciliation of profit after income tax to net cash inflow from operating activities

	2013 $'000	2012 $'000
Profit for the period	111,343	92,088
Depreciation and amortisation (note 6)	26,887	24,973
Goodwill impairment (note 15)	850	-
Interest paid classified as financing activities (note 6)	4,329	5,720
Net gain (loss) on sale of non-current assets	(175)	1,195
Acquisition-related costs	-	2,001
Dividends classified as investing activities	(1)	(1)
Change in operating assets and liabilities:
Decrease (increase) in receivables	34,934	(4,542)
(Increase) in costs and accrued revenue in excess of billings on contracts in progress	(6,280)	(29,755)
(Decrease) increase in payables	(15,120)	22,450
(Decrease) increase in provision for income taxes payable	(5,701)	3,167
Increase (decrease) in deferred tax assets and liabilities	6,631	(14,278)
(Decrease) increase in provisions	(28,992)	38,260
Net cash inflow (outflow) from operating activities	128,705	141,278
37 Non-cash investing and financing activities

Acquisition of plant and equipment by means of finance leases	4,037	4,745

Sinclair Knight Merz Management Pty Limited
Notes to the financial statements
23 June 2013
(continued)

38 Parent entity financial information

Summary financial information

As at, and throughout the financial year ended 23 June 2013 the parent entity of the Group was Sinclair Knight Merz Management Pty Limited.

	Parent entity
	$	$
Financial position of the entity at period end
Current assets	101	101

Non-current liabilities	100	100
Net assets	1	1
	(293,712)	(239,064)
Total equity of the parent entity
Contributed equity	1	1

39 Company details

Sinclair Knight Merz Management Pty Limited (the "Company") is a company domiciled in Australia. The address of the Company's registered office is:

100 Christie Street
St Leonards
NSW 2065
Australia

Sinclair Knight Merz Holdings Limited
Independent auditors' report to the members
23 June 2013

Independent Auditors’ Report

The Board of Directors
Sinclair Knight Merz Management Pty Limited:

We have audited the accompanying consolidated financial statements of Sinclair Knight Merz Management Pty Limited, which comprise the consolidated statements of financial position as of June 23, 2013 and June 24, 2012, and the related consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sinclair Knight Merz Management Pty Limited as of June 23, 2013 and June 24, 2012, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ KPMG
KPMG
Sydney, NSW Australia
February 21, 2014